UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Clean Harbors, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2025

Corporate Headquarters
42 Longwater Drive
Norwell, Massachusetts 02061
Tel. 781-792-5000

To Our Fellow Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2025 annual meeting of shareholders, to be held at 10:00 a.m., local time, on Wednesday, May 21, 2025, at our company’s training facility at 101 Philip Drive, Norwell, Massachusetts, located adjacent to our company’s headquarters.

Information about the annual meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on our company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

For the 2025 annual meeting, we are again using the “notice and access” method of providing proxy materials via the internet. On or about April 11, 2025, we will be mailing to our shareholders a notice of internet availability of proxy materials, or “e-proxy notice,” containing instructions on how to access our 2025 proxy statement and the 2024 annual report to shareholders (including our 2024 Annual Report on Form 10-K).

Your vote is important. If you are unable to attend the meeting in person, it is important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the internet, by telephone, or by mail as described under "General Matters - Proxy Solicitation" in the attached proxy statement.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the annual meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted with respect to the election of directors and such other proposals.

Thank you for your continued support of Clean Harbors. We look forward to seeing those shareholders who are able to attend the annual meeting on May 21st.

Sincerely,

Alan S. McKim
Executive Chairman of the Board

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, Massachusetts 02061
___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
___________________________

Notice is hereby given that the 2025 annual meeting of shareholders of Clean Harbors, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Wednesday, May 21, 2025, at the Company’s training facility located at 101 Philip Drive, Norwell, Massachusetts.
The annual meeting is being held:
1.    To elect five (5) Class III members of the Board of Directors of the Company to serve until the 2028 annual meeting of shareholders and until their respective successors are duly elected and qualified;
2.    To hold a non-binding, advisory vote on the compensation of the Company’s named executive officers;
3.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.    To act upon such other business as may properly come before the meeting and any adjournment or postponement thereof.
Shareholders of record at the close of business on March 24, 2025, will be entitled to notice and to vote at the meeting.

By order of the Board of Directors,

Lisa R. Haddad, Secretary
April 11, 2025
Norwell, Massachusetts

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE, OR BY MAIL AS DESCRIBED UNDER “GENERAL MATTERS - PROXY SOLICITATION” IN THE ATTACHED PROXY STATEMENT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2025: The Notice of Annual Meeting, Proxy Statement, and 2024 Annual Report to Shareholders (including the 2024 Annual Report on Form 10-K), are available for viewing, printing, and downloading at www.proxyvote.com.

TABLE OF CONTENTS

GENERAL MATTERS	1	COMPENSATION DISCUSSION AND
		ANALYSIS	25
BOARD OF DIRECTORS OVERVIEW	2	Introduction	25
Board Leadership Structure	2	Executive Summary	25
Corporate Governance Guidelines, Committee		2024 Performance Overview	28
Committee Charters, and		Role of the Compensation and Human
Code of Ethics and Business Conduct	3	Capital Committee	28
Director Independence	3	Consideration of Shareholder Responses	29
Limitation on Other Board Services	4	Compensation Philosophy and Objectives	29
Board Committees	5	Stock Ownership Guidelines	35
Audit Committee	6	Insider Trading Policy and
Compensation and Human Capital		Key Prohibited Transactions	35
Committee	7	Policies Related to Timing of Stock Option Grants	36
Corporate Governance and Sustainability		Clawback Policy	36
Committee	7	Employment, Termination of Employment, and
Environmental, Health, and Safety		Change of Control Agreements and
Committee	7	Arrangements	37
Ad Hoc Cyber Committee	8	Report of Compensation and Human
C&HC Committee Interlocks and		Capital Committee	38
Insider Participation	8
Communications to the Independent Directors	8	EXECUTIVE COMPENSATION TABLES	39
Board Oversight of Risk Management	8	2024 Summary Compensation Table	39
Commitment to the Environment and		Grants of Plan-Based Awards	40
Sustainability	9	Outstanding Equity Awards at Fiscal Year-End	41
Executive Succession Planning	9	Option Exercises and Stock Vested	42
No Political Contributions	9	Potential Payments Upon Termination or Change
		of Control	43
ELECTION OF DIRECTORS	9	CEO Pay Ratio Information	44
Board Matrix	10	Appendix A: Reconciliation of GAAP Measure
Board Nomination Process	11	to Corresponding Non-GAAP Measure	45
Current Directors and Nominees	12	Appendix B: Financial Performance Measures
		Used in Incentive Compensation Plans	46
DIRECTOR COMPENSATION	19
		PAY VERSUS PERFORMANCE	48
EXECUTIVE OFFICERS	20
		RATIFICATION OF SELECTION OF
RELATED PARTY TRANSACTIONS	22	INDEPENDENT REGISTERED PUBLIC
		ACCOUNTING FIRM	53
ADVISORY VOTE ON EXECUTIVE		Selection of the Company’s Independent
COMPENSATION	23	Registered Public Accountant	53
		Audit and Related Fees	53
		Audit Committee Report	54

		SECURITY OWNERSHIP OF CERTAIN
		BENEFICIAL OWNERS AND
		MANAGEMENT	55

		SHAREHOLDER PROPOSALS	57
		HOUSEHOLDING	57
		OTHER INFORMATION	57
		OTHER MATTERS	58

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, MA 02061
_________________________

GENERAL MATTERS
_________________________
This proxy statement and the accompanying notice of the 2025 annual meeting of shareholders (the “annual meeting”) are being furnished to the holders of common stock, $0.01 par value (“common stock”), of Clean Harbors, Inc., a Massachusetts corporation (the “Company”, “Clean Harbors” or “we”), in connection with the solicitation of proxies by the Company’s board of directors (the “Board”) for use at the annual meeting and any adjournment or postponement thereof. The annual meeting will be held at the Company’s training facility located at 101 Philip Drive, Norwell, Massachusetts, on May 21, 2025, commencing at 10:00 a.m., local time.
Proxy Solicitation
For the 2025 annual meeting, we are again using the “notice and access” process permitted by the Securities and Exchange Commission (the “SEC”) to distribute proxy materials to our shareholders. This process allows us to post proxy materials on a designated website and notify shareholders of the availability of such proxy materials on that website by distributing a notice of internet availability of proxy materials, or “e-proxy notice,” rather than mailing hard copies of all of these materials. We believe this process lowers the cost of the annual meeting, expedites receipt of the meeting materials, and preserves natural resources.
The e-proxy notice also includes instructions for how to request a paper copy of our proxy materials or an electronic copy by e-mail. Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect for future meetings until you revoke it.
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered the shareholder of record with respect to those shares and the e-proxy notice is being sent directly to you. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting in person, we urge you to vote by telephone, via the internet, or, if you request a paper copy of the proxy materials, by completing, signing, dating, and returning the proxy card provided. You may revoke your proxy before it is exercised at the annual meeting by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, by voting again by telephone or via the internet, or by voting in person at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.
If you are not a shareholder of record but you hold your shares in “street name” (i.e. your shares are held in an account maintained by a broker, bank or other nominee, which is the shareholder of record) you are considered the beneficial owner of such shares and a form of e-proxy notice is being forwarded to you by the broker, bank, or other nominee which is the shareholder of record with respect to those shares. Unless you have requested that you receive proxy materials in paper form, your broker, bank or other nominee will notify you how to access this proxy statement in electronic form and provide you with instructions on how to vote your shares. As a beneficial owner of your shares, you have the right to direct your broker or nominee on how to vote the shares held in your account. You may provide this direction by following the instructions on the form of voting instructions you receive from your broker or nominee or the e-proxy notice you receive. Although you have the right to direct how your shares are voted, the entity that holds your shares is the shareholder of record for purposes of voting at the annual meeting. Accordingly, because you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or nominee giving you the right to vote the shares at the meeting. If your shares are held of record by a broker or nominee and you wish to change your voting instructions, you must contact your broker or nominee to revoke any prior voting instructions.
If you wish to attend the annual meeting in person, please bring with you the e-proxy notice you have received and a government-issued proof of identity (such as a driver’s license).
The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company’s directors, officers, or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This proxy statement and the accompanying proxy form are first being made available to shareholders beginning on or about April 11, 2025.
Information as to Voting Securities
On March 24, 2025, the record date for the annual meeting, there were 54,202,256 issued and outstanding shares of common stock. The presence in person or by proxy of a majority of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Each share is entitled to one vote. Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by one or more persons appointed by the Company to act as election inspectors for the annual meeting.
At the annual meeting, the shareholders will vote upon proposals to (i) elect five Class III directors, (ii) approve a non-binding, advisory vote on the compensation of the Company’s named executive officers, and (iii) ratify the selection by the Audit Committee of the Company’s Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Election of each of the Class III directors will require the affirmative vote of the holders of a majority of the total shares of common stock for which votes are cast on the election of such nominee at the meeting, and votes withheld from any nominee for election as a director will have the effect of “against” votes. Approval of the non-binding, advisory vote on executive compensation and ratification of the selection by the Board’s Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 will each require the votes cast in favor of such action to exceed the votes cast opposing the action. Any abstentions and broker “non-votes” will be counted as shares present or represented for purposes of determining the presence of a quorum for the meeting but will have no impact on the election of directors or on the other proposals described above.
Broker “non-votes” occur when a broker holding shares in “street name” does not vote on a given proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this occurs when brokers holding stock in “street name” have not received voting instructions from clients, in which case the brokers (as holders of record) are generally permitted by the rules of the New York Stock Exchange to vote only on “discretionary” matters. Under the New York Stock Exchange's current rules, brokers will not be permitted to vote shares for which they have not received voting instructions on the election of the Class III directors (Proposal 1) or advisory approval of executive compensation (Proposal 2). However, under such rules, the proposed ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3) is considered a “discretionary” matter, and brokers will therefore generally be able to vote shares held in “street name” on such matter without receiving instructions from the beneficial holders of such shares.
BOARD OF DIRECTORS OVERVIEW
Board Leadership Structure
Clean Harbors, Inc. is a Massachusetts corporation, and by statute all public Massachusetts corporations have a staggered board of directors, with either two or three classes of directors, unless the corporation elects to be exempt from this statutory requirement by vote of its board of directors or of two-thirds of each class of stock outstanding. The Board has not elected to exempt, or to recommend that the shareholders exempt, the Company from this statutory requirement because the Board believes that a staggered board promotes continuity and stability.
Alan S. McKim, the Company’s founder, serves as the Executive Chairman of the Board and has held this role since the Company’s formation in 1980. Mr. McKim served as the Company's Chief Executive Officer and President through March 31, 2023, at which point the Board appointed Michael L. Battles, formerly the Company’s Chief Financial Officer, and Eric W. Gerstenberg, formerly the Company’s Chief Operating Officer, as the Co-Chief Executive Officers and Co-Presidents of the Company. Mr. McKim remains a director of the Company as the Executive Chairman of the Board and, since March 31, 2023, has served as the Company’s Chief Technology Officer. As of August 29. 2024, the Board expanded the size of the Board from eleven to thirteen members and elected both Mr. Battles and Mr. Gerstenberg to the Board as Class III directors.
The Board has a lead independent director, Edward G. Galante (the “Lead Director”). Mr. Galante was initially nominated as Lead Director by the Board’s Corporate Governance and Sustainability Committee and elected by the full Board in May 2022. Mr. Galante has served as a director of the Company since 2010. Most recently prior to his appointment as the Lead Director, Mr. Galante was a member of the C&HC Committee and the Corporate Governance and Sustainability Committee of the Board. The Lead Director is an independent director who presides over executive sessions of the Board, serves as a contact person for correspondence with the independent members of the Board, works with the Executive Chairman and Co-Chief Executive Officers in establishing the agenda for Board meetings, and meets with the Executive Chairman and the Co-Chief Executive Officers in person or virtually at least quarterly.
The Board periodically changes the chairperson for each of the Board’s committees. Each independent director (after a short transition period for new directors) is expected to serve on at least two committees except for the Lead Director, who is eligible to attend all committee meetings but may only vote on committee matters if he or she is a member of such committee. As a matter of practice, the Lead Director does not serve on any committees. Further, Mr. McKim, Mr. Battles, and Mr. Gerstenberg also do not serve on any committees.
The Board believes its current leadership structure to be the most appropriate for the Company at this time.
Mr. McKim, founder and former CEO of the Company, continues to serve as Executive Chairman of the Board. With over 40 year of experience, he possesses extensive knowledge of the Company's business and has an impressive track record in its management. As the Company's largest individual shareholder, Mr. McKim’s interests are also significantly aligned with those of the other shareholders. Additionally, the Board believes that the Company's Co-CEOs have demonstrated remarkable leadership. They have been Co-CEOs for two years and previously held significant leadership roles within the Company.
The Board also believes this structure is appropriate because as described below, all of the Company’s directors except for Mr. McKim, Mr. Battles, and Mr. Gerstenberg are “independent” as defined under New York Stock Exchange (“NYSE”) rules and, as described above, the Board has an independent Lead Director selected from among the independent directors and all of the committees of the Board consist exclusively of independent directors.
Corporate Governance Guidelines, Committee Charters, and Code of Ethics and Business Conduct
The Company’s Board has adopted Corporate Governance Guidelines, charters for each of the Board’s committees, and a Code of Ethics and Business Conduct which sets forth standards of ethical professional conduct for the officers, directors and employees of the Company and its subsidiaries. Each of those documents is posted on the Company’s website at www.cleanharbors.com under “Investors - Corporate Governance.” A copy of these documents may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office. In the event that any waiver of the Code of Ethics and Business Conduct is approved by the Audit Committee or the full Board of Directors, such waiver would be posted on the Company’s website. In 2024, and through the date of this proxy filing, there have been no waivers granted.
Director Independence
The Corporate Governance Guidelines adopted by the Board require that a majority of the Board be “independent,” as defined by the rules of the NYSE on which the Company’s common stock is listed. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have a direct or indirect material relationship with the Company, except as a director or shareholder. In making that determination, the Board must consider all relevant facts and circumstances. In particular, a director is not independent if:
•The director is, or has been within the last three years, an employee of the Company or the director has an immediate family member who is, or has been within the last three years, an executive officer of the Company.
•The director has received, or has an immediate family member who has received, more than $120,000 in direct compensation from the Company during any 12-month period within the last three years, other than certain types of compensation including director and committee fees, stock incentives awarded to non-employee directors of the Company, and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service).
•The director or an immediate family member of the director is a current partner of the Company’s internal or external auditor; the director is a current employee of the Company’s external auditing firm; the director has an immediate family member who is a current employee of the Company’s external auditing firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member of the director is, or has been within the last three years, a partner or employee of the Company’s external auditing firm and personally worked on the Company’s audit within that time.

•The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serve or served at the same time on that other company’s compensation committee.
•The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
The Board also has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:
•Stock Ownership. Ownership of stock in the Company by a director or a director’s immediate family is not considered a relationship which would adversely impact a director’s independence.
•Commercial Relationships. The following commercial relationships are not considered material relationships that would impair a director’s independence: (i) if a director of the Company is an executive officer or an employee of, or an immediate family member of a director is an executive officer of, another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company, and (ii) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company for which he or she serves as an executive officer.
•Charitable Relationships. The following charitable relationship will not be considered a material relationship that would impair a director’s independence: if a director, or an immediate family member of the director, serves as an executive officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions (if any) to that charitable organization in any single fiscal year are less than 1% or $500,000, whichever is less, of that charitable organization’s annual consolidated gross revenues.
•Personal Relationships. Except as described above with respect to transactions which involve payments made to or by the Company in excess of the respective amounts there described, the following personal relationship will not be considered to be a material relationship that would impair a director’s independence: if a director, or immediate family member of the director, receives from, or provides to, the Company products or services in the ordinary course and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.
For relationships not qualifying within the foregoing guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the foregoing independence guidelines. For purposes of these guidelines, “immediate family member” has the meaning defined in the NYSE rules. The Board and its Corporate Governance and Sustainability Committee monitor the Board’s compliance with the NYSE requirements for director independence on an ongoing basis.
In accordance with current NYSE rules and the Board’s own categorical standards of independence, the Board has determined that the following current non-employee directors are “independent” and have no direct or indirect material relationship with the Company except as a director and shareholder: Edward G. Galante, Karyn Polito, John T. Preston, Alison A. Quirk, Marcy L. Reed, Andrea Robertson, Lauren C. States, Shelley Stewart, Jr., John R. Welch, and Robert J. Willett. Accordingly, the Board has determined that 10 out of the total of 13 current directors are independent.
The Board has also determined that, to the extent the Company has had during the past three years any commercial relationships with any of the entities with which any of the independent directors are affiliated, those relationships fall below the categorical standards for commercial relationships, were established in the ordinary course of business on an arms-length basis, and are not material to the Company or those individuals or entities. The Board has determined that Alan S. McKim, Michael L. Battles, and Eric W. Gerstenberg are not independent because each is an employee of the Company.
Limitation on Other Board Services
The Board believes that its members should not be prohibited from serving on boards or committees of other organizations, provided there is no actual or apparent conflict of interest between Clean Harbors and such other organizations and provided the member’s service with such other organizations will not unduly impinge upon his/her commitment to Clean

Harbors. The Board has, however, developed a guideline regarding the number of public company boards on which a director may serve. The number of public company boards on which a director may serve, including the Board, is limited to (i) four (4) boards of directors, if such director is not also a public company chief executive officer, and (ii) two (2) boards of directors in addition to their employer’s board, if such director also serves as a chief executive officer or in an equivalent position of a public company. In addition, the Co-CEOs of the Company, both of whom now serve on the Board, are each limited to serving on one (1) outside public company board of directors, with the approval of the Board. The Corporate Governance and Sustainability Committee takes into account the nature of and time involved in a director’s service on other boards and committees in evaluating the suitability of that person to serve as a director of Clean Harbors. Any director is expected to offer his or her resignation from the Board in the event of a material change in the principal job responsibilities held at the time of his or her election to the Board. The Corporate Governance and Sustainability Committee shall determine whether to accept or reject such offer after evaluating the facts and circumstances.
Board Committees
The Board has established four standing committees: the Audit Committee, the Compensation and Human Capital Committee, the Corporate Governance and Sustainability Committee, and the Environmental, Health, and Safety Committee. The Board has determined that each committee of the Board consists solely of non-employee “independent directors” as defined by the NYSE rules which are applicable to membership on such committees, and that each committee member is free of any relationship that would interfere with his or her ability to exercise independent judgment. Based upon their training and experience, as described below under “Election of Directors,” the Board has also determined that Marcy L. Reed and Andrea Robertson, who are now members of the Audit Committee, each qualify as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Karyn Polito and Shelley Stewart, Jr. the other current members of the Audit Committee, are financially literate as required by the NYSE listing rules. All members of the committees are appointed by the Board, and each committee operates under a charter approved by the Board and available on the Company’s website at www.cleanharbors.com under “Investors - Corporate Governance.” Copies may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.
The following table describes the current members of the four standing committees of the Board:

In addition to the formal committees outlined above, the Board has also established a special committee (“Ad Hoc Cyber Committee”) with the goal of reviewing the Company’s overall cybersecurity risk and response landscape. The Ad Hoc Cyber Committee is comprised of members with diverse expertise including risk management, technology, and finance with two members holding Cybersecurity Oversight Certificates issued by the National Association of Corporate Directors and Carnegie Mellon University. The members of the Ad Hoc Cyber Committee include Mr. Welch (chair), Mr. Preston, Ms. Reed, and Ms. States.
Audit Committee
The Audit Committee consists of four independent directors pursuant to applicable NYSE and SEC rules and assists the Board in fulfilling its oversight responsibility of the adequacy and integrity of the Company’s financial statements, financial reporting process, and internal controls over financial reporting. The primary responsibilities of the Audit Committee are to select the Company’s independent registered public accounting firm, review the scope of, approach to and results of audit work, meet with and review the activities of the Company’s internal auditors and the Company’s independent registered public accounting firm, fulfill oversight responsibilities relating to the integrity of the Company’s financial statements, related party transactions, and policies with respect to risk assessment and risk management, and review the Company’s policies regarding employee complaints and a summary of any complaints received.
In fulfillment of its responsibilities, among other things, the Audit Committee:
•discusses with senior members of the Company’s financial management team and the independent auditors matters associated with accounting principles, critical accounting policies, significant accounting judgments and estimates, and internal controls over financial reporting;
•holds separate private sessions, during its regularly scheduled meetings, with the independent auditors, the Vice President of Internal Audit, and on its own, at which candid discussions regarding financial management, accounting, auditing, and internal control matters take place;
•receives periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;
•discusses with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting;
•reviews and discusses with management the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC;
•reviews the Company’s internal audit plan and the performance of the Company’s internal audit function;
•reviews with senior members of the Company’s financial management team, the independent auditors, and the Vice President of Internal Audit, the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting, and the quality of the Company’s financial reporting;
•discusses with the Company’s counsel legal, income tax, and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies;
•discusses with management guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, identify, assess, and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure;
•selects the Company’s independent registered public accounting firm and administers pre-approval policies and determines its compensation;
•reviews the Company’s Related Party Transaction Policies and the transactions, including those that are described in this proxy statement under “Related Party Transactions;” and

•participates, with representatives of management and of the independent auditors, in additional discussions on areas of the Company’s operations, as the Audit Committee deems necessary
The Audit Committee held six meetings during 2024.
Compensation and Human Capital (“C&HC”) Committee
The C&HC Committee consists of independent directors pursuant to applicable NYSE rules and its primary responsibilities are to (i) recommend to the full Board the total compensation (e.g. base salary, management incentive cash bonus, and equity compensation) for the Co-Chief Executive Officers and Chief Technology Officer, which compensation is then approved by all the Company’s independent directors, (ii) review and approve the total compensation for the Company’s other executive officers and senior management, (iii) administer the Company’s cash incentive bonus plans for senior management and equity incentive plans, and (iv) periodically review certain aspects of the Company’s policies relating to compensation and human capital management. The C&HC Committee periodically reviews succession planning for the Co-CEOs and other key positions, as determined by the C&HC Committee and management, and reviews and monitors management policies and strategies relating to the Company’s human capital management function including, for example, those relating to recruitment, retention, engagement, and talent development.
Under its charter, the C&HC Committee has authority to select and retain its own executive compensation consultants, legal counsel, and/or other advisors to assist the C&HC Committee in its determinations. In connection with each such selection, the C&HC Committee considers factors that could bear on the independence of each such advisor. Following the completion of each fiscal year, the C&HC Committee evaluates the levels of success of the Co-CEOs, executive officers, and other senior management of the Company in achieving their goals during the prior year and, based upon the degree of their success, determines the amount of bonuses (if any) payable to the Co-CEOs, executive officers, and other senior management of the Company and the extent to which restricted shares with performance criteria are earned and will vest (subject to continued employment).
The C&HC Committee held five meetings during 2024.
Corporate Governance and Sustainability Committee
The Corporate Governance and Sustainability Committee consists of independent directors pursuant to applicable NYSE rules and its primary responsibilities are to (i) serve as a nominating committee for directors, including the Lead Director, (ii) recommend structures of Board committees, (iii) review director independence and compensation, and (iv) assist the Board in reviewing the performance of the Board and the Co-CEOs. The Corporate Governance and Sustainability Committee reviews the Company’s framework for development of policies and programs regarding environmental, sustainability and governance (“ESG”) matters and periodically assesses the Company’s performance thereunder. In particular, prior to any related public disclosure, the Corporate Governance and Sustainability Committee oversees the Company’s sustainability targets and the Company’s sustainability reporting and reports the results to the full Board.
The Corporate Governance and Sustainability Committee held four meetings during 2024.
Environmental, Health, and Safety Committee
The Environmental, Health, and Safety Committee consists of independent directors pursuant to applicable NYSE rules and its primary responsibilities are to fulfill the Board’s oversight responsibilities for the Company’s policies and practices related to human health and safety, operational safety, and regulatory and environmental compliance. Among other matters, the Environmental, Health, and Safety Committee:
•reviews the effectiveness of the Company’s major compliance programs with respect to regulatory requirements including, but not limited to, the Company’s policies and procedures for monitoring employee health and safety and regulatory and environmental compliance;
•oversees the risk management associated with the Company’s environmental, health and safety policies, practices, and performance, including an evaluation of the effectiveness of management’s programs for compliance with applicable laws and regulations;
•reviews and monitors emerging environmental, health and safety issues, as well as proposed laws and regulations, and their potential impact on the Company, including its operations, financial results, risk exposure and reputation;

•reviews management’s evaluation of the potential environmental, health and safety effects and/or risk exposure related to projects for which management is seeking Board approval and makes such recommendations to the Board with respect thereto as the Environmental, Health and Safety Committee may deem advisable;
•reviews significant capital expenditures that may have a material environmental, health and safety impact;
•periodically conducts site visits to Company operating locations to assess environmental, health and safety programs and practices;
•reviews the Company’s major environmental, health and safety liabilities reported in the Company’s financial statements;
•reviews the Company’s benchmarking of environmental, health and safety programs of other companies (within and outside of our industry) to endeavor that best practices are being implemented; and
•in coordination with other committees of the Board, reviews and, as applicable, approves information relating to sustainability, legislative, regulatory, and other relevant policies, practices, or performance measures for inclusion in the Company’s Sustainability Report and SEC filings with the applicable ESG reporting frameworks.
The Environmental, Health, and Safety Committee held four meetings during 2024.
Ad Hoc Cyber Committee
The primary responsibilities of the Ad Hoc Cyber Committee are to the identify, evaluate and monitor cyber-risk management concerns and determine how those concerns align with the Company’s risk profile. The Ad Hoc Cyber Committee identifies priorities and establishes cyber oversight criteria as part of good corporate governance. In connection with such determination, the Ad Hoc Cyber Committee considers issues relating to confidentiality, integrity, availability, and compliance with applicable legal and regulatory requirements and national institute standards and technology.
The Ad Hoc Cyber Committee held four meetings during 2024.
C&HC Committee Interlocks and Insider Participation
No person who served as a member of the Board's C&HC Committee during the last fiscal year (Ms. Quirk, Mr. Preston, Ms. States, Mr. Welch, and Mr. Willett) has (i) ever served as one of the officers or employees of the Company or any of its subsidiaries, or (ii) any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. None of the Company’s executive officers serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company’s Board or the C&HC Committee.
Communications to the Independent Directors
Shareholders and other interested parties may communicate with the Board of Directors by mail or electronically. To communicate with independent members of the Company’s Board, correspondence should be addressed to the Lead Director, c/o Michael McDonald, General Counsel, Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, or mcdonaldm@cleanharbors.com. Any such correspondence received will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to the independent directors. Any communication that is not in the nature of advertising, promotion of a product or service, or patently offensive material, will be forwarded promptly to the Lead Director for distribution, as appropriate, to the other independent members of the Board.
Board Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews reports from senior management and other information regarding the Company’s credit, liquidity and operations, and compliance with environmental, health, and safety laws and policies, as well as the risks associated with each such matter. The Audit Committee oversees management of financial risks, the Company's policies with respect to risk assessment and risk management, and any potential conflicts of interest arising from related party transactions. The C&HC Committee oversees management of risks relating to the Company's executive compensation plans and arrangements. The Corporate Governance and Sustainability Committee oversees risks associated with maintaining the independence of the Board. The Environmental, Health, and Safety Committee oversees management of risks associated with environmental, health and safety matters affecting the Company and its employees, including matters associated with climate change and the Company’s compliance with its environmental and safety goals. The Ad Hoc Cyber Committee oversees management of cyber risks affecting the Company and its operations. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board also periodically asks the Company's executives to present the most likely sources of material future risks and how the Company is addressing or plans to address any significant potential vulnerability.
Commitment to the Environment and Sustainability
The Company’s Board and management believe environmental, social, and other sustainability matters are key components of the Company’s success and recognize the importance of continuing efforts to minimize any negative impact which the Company’s operations may have on the environment. Measuring the positive impacts of the Company’s operations on the environment and the customers and communities served by the Company and valuing the safety, development, and welfare of employees, customers, and other third parties with whom the Company works are key components of the Company’s environmental, social, and sustainability commitment. The Board plays an active role in overseeing the Company’s performance in such matters including evaluating risks and compliance with respect to climate change, human capital management, emerging technologies and health and safety matters. Further information concerning the Company’s commitment and programs is available under “Business – Protecting the Environment and Sustainability at Clean Harbors” in the Annual Report for the year ended December 31, 2024, which accompanies this proxy statement, and in the Company’s 2024 Sustainability Report, which is available in the Investor Relations section of the Company’s website under “ESG.” The Company’s 2024 Sustainability Report and other information found on or otherwise available through the Company’s website is not incorporated by reference into, nor does it form a part of, this proxy statement.
Executive Succession Planning
The Board recognizes that succession planning is a key component of the Company’s continued success. The C&HC Committee monitors the Company’s succession planning processes as part of its chartered responsibilities. Further, pursuant to the Board’s Corporate Governance Guidelines, the Board considers and reviews succession candidates for the Co-CEOs and other executive leadership positions for both near- and long-term planning. On an annual basis, in executive session, the Board reviews potential candidates for succession planning purposes in light of their performance, leadership qualities, and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of the Company’s current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
No Political Contributions
It is the Company’s policy that no Company funds or assets will be used to make a contribution to any political party or candidate. The Company has also not established any political action committee as a forum for employees to voluntarily contribute to a fund that supports any political party or candidate.
ELECTION OF DIRECTORS
(Proposal 1 on Proxy Form)
The Board is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders by law or pursuant to the Company’s Restated Articles of Organization or the Company’s Bylaws. The Board is responsible for selection of the Chief Executive Officer(s) and for advising the Chief Executive Officer(s) with respect to the selection of a management team, providing oversight responsibility and direction to management, and evaluating the performance of management on behalf of the shareholders. As more fully described below in this proxy statement, the Board has determined that, except for Alan S. McKim, the Company’s Executive Chairman and Chief Technology Officer, and Michael L. Battles and Eric W. Gerstenberg, the Company's Co-Chief Executive Officers, all of the current members of the Board are “independent directors” as defined by the NYSE rules.
In 2024, the Board held six meetings. Overall attendance at Board and committee meetings was over 95% and attendance was at least 75% for each director. All current members of the Board who were then serving as directors also attended the 2024 annual meeting of shareholders in person. While we do not have a formal policy, it has been longstanding practice that all directors attend the annual meeting of shareholders unless there are unavoidable schedule conflicts or unforeseen circumstances.
The Board is currently composed of 13 directors classified into three classes. There are currently four Class I directors, four Class II directors, and five Class III directors. One class of directors is elected each year for a term of three years. The term of the current Class III directors, Michael L. Battles, Eric W. Gerstenberg, Andrea Robertson, Lauren C. States, and Robert J. Willett, will expire at the 2025 annual meeting and the Board has nominated all of the five current Class

III directors to stand for re-election as Class III directors at the 2025 annual meeting, each to serve for a term of three years until the 2028 annual meeting of shareholders and until their respective successors are duly elected and qualified or their earlier resignation or removal.
Board Matrix
The following matrix provides information regarding the 13 current members of the Board, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of the directors which the Board believes are relevant to our business and corporate structure. The matrix does not encompass all of the knowledge, skills, experiences, or attributes of our directors, and the fact that a particular knowledge, skill, experience, or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to any of the directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the members of the Board.
As more fully described above under “Board of Directors and Corporate Governance - Board Committees,” the Board's Corporate Governance and Sustainability Committee, which is composed solely of independent directors, is responsible for selecting nominees to recommend to the full Board for election as directors. In that capacity, the Corporate Governance and Sustainability Committee and the full Board determine on an annual basis the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. While the Corporate Governance and Sustainability Committee and the full Board do not have any formal policy with regard to gender or racial diversity, the Corporate Governance and Sustainability Committee and the full Board believe that board diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders and is one of the factors that they consider when identifying individuals for Board membership.

The following tables summarize the composition of the Company’s Board:

Independence
(including Executive Chairman/Founder and Co-CEOs)

Executive Chairman/Founder and Co-CEOs
3
77%
independent
10
Independent
Except Executive Chairman/Founder and Co-CEOs, all directors are independent

Tenure
(excluding Executive Chairman/Founder and Co-CEOs)

1 to 5 years
4
3
11 years or more
10.1
years
average
tenure
6 to 10 years
3

Age
(including Executive Chairman/Founder and Co-CEOs)

50 to 59 years
4
3
Over 70 years
65 years
average age
60 to 70 years
6

Gender and Ethnic Diversity
(including Executive Chairman/Founder and Co-CEOs)

8 Male
62%
5 Female
38%
4
7
1
1
46%
overall
diversity
2 African-American
15%

In evaluating the suitability of individual Board members, the Corporate Governance and Sustainability Committee and the full Board take into account many factors in addition to high personal and professional ethics, integrity, and values, including particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, sales, management, engineering and technology, cybersecurity risk experience, and personal, educational, and professional background. The Corporate Governance and Sustainability Committee and the full Board evaluate each individual in the context of the Board as a whole, with the objective of recommending nominees for election as director who can best enhance the success of the Company and represent shareholder interests through the exercise of sound judgment, using the diversity of experience of the various directors. In choosing individuals to recommend for nomination to the Board, the Corporate Governance and Sustainability Committee seeks individuals with particular skills complementary and additive to those currently held by the Board or knowledge and experience that the Board is likely to need in the future. The Board also has a policy under which each director who wishes to stand for re-election will be evaluated by the other members of the Board based on such director’s contributions to the activities of the Board prior to being nominated by the Board for re-election.
Board Nomination Process
In the past, all nominees for the Board have been submitted to the Corporate Governance and Sustainability Committee by members of the Board. However, the Corporate Governance and Sustainability Committee will also consider shareholder recommendations for Board candidates. The Corporate Governance and Sustainability Committee has not adopted a formal policy with regard to the consideration of director candidates recommended by shareholders; however for any candidate properly proposed by a shareholder as described in the following paragraph, the Corporate Governance and Sustainability Committee will use the same evaluation criteria as are described above in assessing such candidate for purposes of potential recommendation to the Board.

For the 2026 annual meeting of shareholders, any shareholder wishing to propose a candidate for consideration by the Corporate Governance and Sustainability Committee should deliver a notice addressed to the Chair, Corporate Governance and Sustainability Committee, in the manner described above under “Board of Directors Overview - Communications to the Independent Directors.” Unless the shareholder desires to formally nominate a director for election at the 2026 annual meeting, in which event the shareholder would need to comply with the procedures described below in this proxy statement under “Shareholder Proposals,” such notice should be delivered by not later than the close of business on March 22, 2026 (60 calendar days prior to the anniversary of the 2025 annual meeting). Such notice should include the name of the proposed candidate for election as a director and a brief biography, a document indicating the candidate's willingness to serve, evidence of the nominating person's ownership of Company stock, and certain other information about the candidate and the shareholder which is described in Article II, Section 2(b) of the Company’s By-Laws. A copy of the Company’s By-Laws as now in effect is available over the internet at the SEC's website at http://www.sec.gov as Exhibit 3.4D to the Company’s Current Report on Form 8-K filed on March 16, 2022, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.
Current Directors and Nominees
The following paragraphs provide information as of the date of this proxy statement about each of the Company’s 13 current directors. The directors include the five current Class III directors standing for re-election at the annual meeting, namely Michael L. Battles, Eric W. Gerstenberg, Andrea Robertson, Lauren C. States, and Robert J. Willett, and the eight current directors who are not standing for re-election at the annual meeting but will continue to serve in accordance with their current terms as Class I directors until 2026 or Class II directors until 2027.
The information includes age, positions, principal occupation, and business experience of each director for at least the past five years, the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years, and any material legal proceedings during the past ten years which might be relevant to service as a director. The information also includes the Board committees on which each of the directors now serves. In addition to the information presented below regarding each director's specific experience, qualifications, attributes, and skills that led the Corporate Governance and Sustainability Committee and full Board to conclude that he or she should serve as a director, the Corporate Governance and Sustainability Committee and Board also believe that all of the directors have high personal and professional ethics, integrity and values, and each of them has demonstrated business acumen, sound judgment, and a commitment of service to the Company.

Current Class III Directors Standing for Re-election at the Meeting:

Michael L. Battles Age: 56 Director Class: III Director Since: 2024 Committees: None
Michael L. Battles was appointed as the Company’s Co-Chief Executive Officer and Co-President effective March 31, 2023. Mr. Battles was elected to the Board on August 29, 2024. He joined the Company in September 2013 as Senior Vice President, Corporate Controller and Chief Accounting Officer and was appointed as Executive Vice President and the Company’s Chief Financial Officer in January 2016. Mr. Battles previously served in a variety of senior financial positions at PerkinElmer Inc., a global leader in human and environmental health. His roles included financial leadership of the Human Health business, Chief Accounting Officer, and acting Chief Financial Officer. Prior to PerkinElmer, Mr. Battles worked for Deloitte & Touche LLP in the firm's audit function in various positions of increasing management responsibility including an assignment in its national office in accounting research. Mr. Battles is a member of the board of directors of Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management service company, and serves on its audit committee and nominating and ESG committee. He holds a BS in Business Administration with a concentration in Accounting from the University of Vermont and is a certified public accountant. He also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.
Skills and Qualifications:
Mr. Battles has accumulated significant expertise in finance, accounting, risk management, cyber security, and capital management through his extensive experience both at the Company and in previous roles.

Eric W. Gerstenberg Age: 56 Director Class: III Director Since: 2024 Committees: None
Eric W. Gerstenberg was appointed as the Company’s Co-Chief Executive Officer and Co-President effective March 31, 2023. Mr. Gerstenberg was elected to the Board on August 29, 2024. Prior to his current role, Mr. Gerstenberg served as the Company’s Chief Operating Officer since January 2015. Mr. Gerstenberg started with the Company in 1989 in Field Operations. From 1989 to 1997, he held a variety of management positions, including General Manager of multiple facilities. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately-owned environmental services company. Mr. Gerstenberg rejoined the Company in June 1999 as Executive Vice President - Environmental Services and became President, Environmental Services in June 2014. Mr. Gerstenberg holds a BS in Engineering from Syracuse University. In 2017, he attended and received certification at the Harvard Business School Advanced Management Program (AMP193).

Skills and Qualifications:
Mr. Gerstenberg has accumulated extensive experience in operations, safety, strategy, and business development through his various roles at the Company and his engineering background.

Andrea Robertson Age: 67 Director Class: III Director Since: 2004 Committees: Audit Corporate Governance and Sustainability
Ms. Robertson was the Group Executive, Corporate Treasurer of MasterCard Worldwide from 2003 to June 2010. Ms. Robertson held financial management positions with RR Donnelley & Sons Company from 1996 to 2003, and with International Business Machines Corporation ("IBM") from 1984 to 1996. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She is a certified public accountant. She sits on the Leadership Council of Prevent Child Abuse America.
Skills and Qualifications:
Ms. Robertson brings to the Board her considerable knowledge and experience in finance and risk management from her training as an accountant and her work in financial management positions. She qualifies as an “audit committee financial expert” under Regulation S-K of the Exchange Act.

Lauren C. States Age: 68 Director Class: III Director Since: 2016 Committees: Compensation and Human Capital Environmental, Health, and Safety (Chair) Ad Hoc Cyber
Ms. States retired in 2014 after more than 36 years with IBM. Prior to her retirement, she served as Vice President, Strategy and Transformation for IBM’s Software Group and as a member of the Growth and Transformation senior leadership team. Her principal responsibilities included leading the global sales force strategy and go-to-market for IBM’s multi-billion dollar software business. From 2008 to 2013, she was a leader in IBM’s transformation to cloud computing, working with clients to provide insights to IBM’s strategy and serving as Chief Technology Officer in the corporate strategy function. Over her career, she has served in a broad variety of roles including technology, transformation, sales and talent development. Ms. States received her BS in Economics from The Wharton School of the University of Pennsylvania. In 2015, she completed a Fellowship with Harvard University’s Advanced Leadership Initiative. She is a director of Webster Financial Corporation (NYSE:WBS) and Quid, a privately held company and, through early 2023, served on the board of directors of Diebold Nixdorf Inc. (NYSE:DBD). Ms. States serves as Trustee for International House, New York and Mercy High School in Middletown, Connecticut. Ms. States also serves on the board of Code Nation and previously served on the board of the New England Science and Sailing Foundation through April 2023.
Skills and Qualifications:
Ms. States brings to the Board her considerable experience in sales, technology, and strategy at a major technology company, as well as from serving as a director of other public companies. Ms. States also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.

Robert J. Willett Age: 57 Director Class: III Director Since: 2019 Committees: Compensation and Human Capital Corporate Governance and Sustainability
Mr. Willett is the Chief Executive Officer of Cognex Corporation (NASDAQ: CGNX), a machine vision company, where he oversees all aspects of strategy and operations. He joined Cognex in 2008 as Executive Vice President and President of the Modular Vision Systems Division. He was promoted to Chief Operating Officer in 2010 and to Chief Executive Officer in 2011. Mr. Willett has served on the Cognex board of directors since 2011. Before joining Cognex, he served as Group Vice President of Business Development and Innovation for the Product Identification business group at Danaher Corporation (NYSE:DHR), a diversified manufacturer of industrial controls and technologies. Prior to that, he served as President of Danaher subsidiary Videojet Technologies. From 1998 to 2003, Mr. Willett served as Chief Executive Officer of Willett International Ltd., a $125 million private coding company with 30 wholly owned sales companies around the world, which he sold to Danaher in 2003. Mr. Willett holds a BA from Brown University and an MBA from Yale University.
Skills and Qualifications:
As the chief executive officer of a public machine vision company, Mr. Willett has a deep industrial and technology background and expertise in leadership development. He serves as a valuable resource as the Company continues to execute its growth strategy.

Continuing Directors Not Standing for Re-election at the Meeting:

Edward G. Galante Age: 74 Director Class: I Director Since: 2010 Committees: Lead Director
Mr. Galante retired in 2006 after more than 30 years with Exxon Mobil Corporation. Prior to his retirement, he most recently served as a Senior Vice President and member of the Management Committee of Exxon Mobil Corporation. His principal responsibilities included the worldwide Downstream business: Refining & Supply, Fuels Marketing, Lubricants and Specialties Marketing and Research, and Engineering. He was also responsible for Exxon Mobil's corporate Public Affairs and Safety, Health and Environmental activities. Mr. Galante received his Bachelor of Science degree in civil engineering from Northeastern University, and he now serves as a Vice Chairman of Northeastern's Board of Trustees. He is currently a director of Celanese Corporation (NYSE: CE), where he chairs the board of directors, and Marathon Petroleum Corporation (NYSE: MPC), where he chairs the compensation and organizational development committee and serves on the sustainability committee. Within the past five years, Mr. Galante was also a director of Linde plc (NYSE:LIN), where he chaired the compensation and executive development committee and sat on the audit committee. Mr. Galante is also a director of the United Way Foundation of Metropolitan Dallas and of Artis-Naples.
Skills and Qualifications:
In addition to his extensive experience with Exxon Mobil in the oil and gas industry, Mr. Galante's services as a director and board committee member of three other major public companies give him valuable insight into corporate governance, public affairs, environmental, compensation, and audit matters.

Alan S. McKim Age: 70 Director Class: II Director Since: 1980 Committees: None
Mr. McKim founded the Company in 1980 and has served as the Chairman of the Board of Directors since its founding and as the Chief Technology Officer since March 31, 2023. Prior to that, Mr. McKim had served as the Company’s Chief Executive Officer and President since the Company’s founding in 1980. Mr. McKim holds an MBA from Northeastern University's D'Amore - McKim School of Business and an honorary doctorate from the Massachusetts Maritime Academy. He serves on Northeastern University's Board of Trustees and South Shore Health's Board of Directors.
Skills and Qualifications:
Mr. McKim is recognized as an industry leader, with more than four decades of experience in the environmental services business. He is also the largest individual shareholder of the Company, and his interests are therefore significantly aligned with those of the other shareholders.

Karyn Polito Age: 58 Director Class: II Director Since: 2023 Committees: Audit Corporate Governance and Sustainability Environmental, Health, and Safety
Ms. Polito is the Principal of Polito Development Corporation, a commercial and industrial real estate development firm. She served as 72nd Lieutenant Governor of Massachusetts from 2015 to 2023. Prior to her election as Lieutenant Governor, Ms. Polito was a member of the Massachusetts House of Representatives and a Partner at Milton, Laurence & Dixon, LLP. She is also an independent director for Berkshire Hills Bancorp, Inc. (NYSE:BHLB), where she serves on the risk management, capital and compliance committee as well as the corporate responsibility and culture committee. She also serves as an independent director for The Andover Companies, a private mutual insurance group. She holds a Bachelor of Science from Boston College and a Juris Doctor from New England Law School.
Skills and Qualifications:
Ms. Polito brings to the Board a wealth of experience across the public and private sectors, including environmental issues, government, regulatory and public affairs, as well as serving on the board of another public company.

John T. Preston Age: 75 Director Class: II Director Since: 1995 Committees: Compensation and Human Capital Corporate Governance and Sustainability (Chair) Ad Hoc Cyber
Mr. Preston is the Managing Partner of TEM Capital, a private equity investment company, and is currently a director of numerous private companies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology (“MIT”). Prior to that he was the Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston's prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, the National Aeronautics and Space Administration, and the National Technology Board of Singapore. He holds a BS in Physics from the University of Wisconsin and an MBA from Northwestern University.
Skills and Qualifications:
Mr. Preston brings to the Board his considerable experience in technology development, corporate growth and corporate governance. Mr. Preston also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.

Alison A. Quirk Age: 63 Director Class: I Director Since: 2022 Committees: Compensation and Human Capital (Chair) Corporate Governance and Sustainability
Ms. Quirk is the former Executive Vice President, Chief Human Resources and Citizenship Officer at State Street Corporation. Ms. Quirk retired from State Street in 2017, where she worked for 15 years, the last seven as a member of the company’s senior-most strategy and policy making group. As Chief Human Resources and Citizenship Officer, she was responsible for all aspects of human resources and corporate citizenship, leading a global team of more than 500 people. Prior to State Street, Ms. Quirk spent two decades in human resources and business planning roles at FleetBoston Financial, Liberty Financial Companies and Boston Financial Data Services, Inc. Ms. Quirk is an independent non-executive director of Janus Henderson Group plc (NYSE/ASX:JHG), where she is the chair of the human capital and compensation committee. She is also a member of the board of Embrace Boston, an equity and social justice organization focused on arts/culture and research/policy, where she is also a member of the executive committee and the program committee and chair of the compensation committee. She previously served as a member of the compliance committee of Wynn Resorts, Limited (NASDAQ:WYNN) and on the Legg Mason Board of Directors as a member of the finance committee and the nominating and governance committees, as well as chairperson of the compensation committee. She also served on a special committee of the board that oversaw the sale of Legg Mason. She holds a bachelor’s degree in Communications from the University of New Hampshire.
Skills and Qualifications:
Ms. Quirk brings valuable board-level experience advising on corporate strategy, mergers and acquisitions, and company growth objectives. Her background as a senior human resources executive fully aligns with the Company’s initiatives around recruiting, retention, diversity and inclusion, and employee engagement.

Marcy L. Reed Age: 62 Director Class: II Director Since: 2021 Committees: Audit (Chair) Environmental, Health, and Safety Ad Hoc Cyber
Ms. Reed retired in 2021 after more than 30 years with National Grid, an investor owned public utility providing New York, Rhode Island and Massachusetts with natural gas and electricity for homes and businesses. Prior to her retirement, she had served for a decade as President of National Grid Massachusetts and Executive Vice President U.S. Energy Policy and Social Impact. She has been a certified public accountant since 1988. A frequent speaker on topics of leadership, energy policy, innovation, and the evolving energy paradigm, she has been recognized with numerous leadership and philanthropic awards, including being named three times as one of Boston’s Top 100 Leaders. In February 2022, Ms. Reed joined the board of Edison International (NYSE:EIX), the parent company of Southern California Edison. She serves as an independent director for Blue Cross Blue Shield of Massachusetts and is on the board of Northeastern University where she serves as the chair of the audit committee. She also is a board member of Qualus, a private equity-backed electric power engineering company. Ms. Reed previously served as board chair of The Partnership, Inc., an organization working to build racially diverse leadership pipelines. She earned an AB in Economics from Dartmouth College and an MS in Accounting from Northeastern University and holds Executive Education Certificates from the Wharton School of the University of Pennsylvania and INSEAD.
Skills and Qualifications
Ms. Reed brings to the Board her considerable experience in the energy industry, accounting, and regulatory matters. Ms. Reed qualifies as an “audit committee financial expert” under Regulation S-K under the Exchange Act.

Shelley Stewart, Jr. Age: 71 Director Class: I Director Since: 2022 Committees: Audit Environmental, Health, and Safety
Mr. Stewart leads the consulting firm Bottom Line Advisory LLC as Managing Partner. Mr. Stewart retired in 2018 after six years as Chief Procurement Officer at DuPont where he led procurement, global sourcing and logistics, as well as real estate and facility services. Prior to joining DuPont in 2012, he spent nearly a decade at Tyco International, where he was Senior Vice President of Operational Excellence and Chief Procurement Officer and oversaw multiple Lean Six Sigma initiatives. Previously, he held senior executive supply chain positions at Raytheon and Invensys PLC. He also spent 19 years at United Technologies Corporation where he held numerous positions around global sourcing. Mr. Stewart currently serves on the boards of Otis Worldwide Corporation (NYSE:OTIS) and Kontoor Brands Inc. (NYSE:KTB), where he sits on their nominating and governance and audit committees. He also serves on the Board of Trustees of Howard University and the Board of Governors for the University of New Haven. He previously spent several years serving on the board of directors for the Institute for Supply Management. He holds a bachelor’s degree and master’s degree in criminal justice from Northeastern University and received his MBA from the University of New Haven.
Skills and Qualifications:
Mr. Stewart brings significant expertise in areas such as logistics, supply chain management, and operational improvement. His strategic insights, combined with his chemical industry background, are a significant asset to Clean Harbors as the Company continues to execute its growth strategy.

John R. Welch Age: 68 Director Class: I Director Since: 2014 Committees: Compensation and Human Capital Environmental, Health, and Safety Ad Hoc Cyber (Chair)
Mr. Welch retired as a Senior Partner from McKinsey & Company, an international consulting firm, in 2015 after 30 years, and is now a Senior Partner Emeritus. While at McKinsey, he served clients across a variety of industries, served as the Managing Partner of McKinsey’s New England Practice from 2007 to 2012, and led McKinsey's Strategy Practice from 2001 to 2005. Prior to joining McKinsey, Mr. Welch was a project engineer with Hooker Chemical and with Caltex Petroleum, and worked in the Municipal Lending Group at Bank of America. Mr. Welch is currently an Executive Partner at Bridge Growth Partners, LLC, a private equity firm and he previously served on the board of Finalsite, a private software company. He holds an MBA from the University of Chicago, and BS and MS degrees in chemical engineering from Cornell University.
Skills and Qualifications:
Mr. Welch brings to the Board his considerable experience in business consulting, operations, and finance.

Election of each of the five Class III directors standing for re-election will require the affirmative vote of the holders of a majority of the total shares of common stock cast on the election of such nominee at the annual meeting. Abstentions and broker non-votes will not have any impact on the outcome of this proposal, and votes withheld from any nominee will have the effect of “against” votes with respect to such nominee. Any incumbent director who fails to receive the required number of votes for his or her re-election is required by our By-Laws to submit his or her resignation to the Board. Our Corporate Governance and Sustainability Committee will then make a recommendation to the Board as to whether such resignation should be accepted or rejected, or whether other action should be taken. The Board is required to act on the tendered resignation and publicly disclose its decision within 90 days of the certification of the shareholder vote for the annual meeting. Any director who tenders his or her resignation may not participate in such process regarding his or her resignation. If such director's resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or his or her resignation or removal. Unless otherwise specified therein, shares represented by the accompanying form of proxy will be voted to re-elect Michael L. Battles, Eric W. Gerstenberg, Andrea Robertson, Lauren C. States, and Robert J. Willett as Class III directors of the Company for a three-year term until the 2028 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. In the event that any of the nominees is unable to stand for election (which is not now contemplated), the holders of the accompanying form of proxy will vote for the election of such other person as the remaining members of the Board may recommend. The Board recommends shareholders vote “FOR” the election of Michael L. Battles, Eric W. Gerstenberg, Andrea Robertson, Lauren C. States, and Robert J. Willett as Class III directors.

DIRECTOR COMPENSATION
During 2024, the Company paid an annual cash retainer fee of $90,000 to each non-employee director, plus $65,000 for serving as the Lead Director, $25,000 for serving as the Chair of the Audit Committee, $20,000 for serving as the Chair of the Compensation and Human Capital Committee, and $15,000 for serving as the Chair of the Corporate Governance and Sustainability Committee, the Environmental, Health, and Safety Committee, or the Ad Hoc Cyber Committee. Directors are not paid for attendance at meetings, but non-employee directors are reimbursed for expenses they incur in connection with service on the Board and its committees. The Company does not provide any pension, deferred compensation, or charitable award programs to any of its non-employee directors. Any director who is an employee of the Company does not receive any additional compensation for serving as a director.
In addition to the cash compensation described above, immediately following the 2024 annual meeting of shareholders, each non-employee director either elected at the 2024 annual meeting or then continuing to serve as a director received 836 restricted shares of the Company’s common stock under the Company’s 2020 Stock Incentive Plan, having a grant date fair value of approximately $180,000. The share quantity awarded was calculated using the closing share price on May 21, 2024. All of the restricted shares granted to the non-employee directors immediately following the 2024 annual meeting are for services provided as non-employee directors through the start of the 2025 annual meeting of shareholders and will vest at that time provided such directors continue to serve as directors through such date.
The Corporate Governance and Sustainability Committee reviews non-employee director compensation on a periodic basis. The Corporate Governance and Sustainability Committee then recommends any changes in the compensation for non-employee directors to the full Board for its consideration and approval. Many factors are considered in making a recommendation to the Board, including market trends, responsibilities of our non-employee directors, the anticipated time commitment and amount of work, the responsibilities of various committees of our Board and the ability to attract and retain non-employee directors with desired attributes to serve on the Board. The C&HC Committee also engaged Meridian Compensation Partners, to provide input to the Corporate Governance and Sustainability Committee regarding compensation for non-employee directors.
The following table describes the compensation paid by the Company to each of the non-employee directors during 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Edward G. Galante	155,000	179,656	334,656
Karyn Polito	90,000	179,656	269,656
John T. Preston	105,000	179,656	284,656
Alison A. Quirk	110,000	179,656	289,656
Marcy L. Reed	115,000	179,656	294,656
Andrea Robertson	90,000	179,656	269,656
Lauren C. States	105,000	179,656	284,656
Shelley Stewart, Jr.	90,000	179,656	269,656
John R. Welch	105,000	179,656	284,656
Robert J. Willett	90,000	179,656	269,656
____________________________
(1)    The grant date fair value of stock awards is calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For restricted stock awards subject to time-based vesting, the grant date fair value is based on the value of the awards on the grant date using the closing price of the Company’s common stock on such date. As of December 31, 2024, each non-employee director serving as of that date, held 836 unvested restricted shares.
(2)    None of the non-employee directors was granted any stock options during 2024, nor do they currently hold any stock options.

EXECUTIVE OFFICERS
As of March 31, 2025, the Company’s executive officers and their respective ages are as follows:

Name	Age	Position
Michael L. Battles	56	Co-Chief Executive Officer and Co-President
Eric W. Gerstenberg	56	Co-Chief Executive Officer and Co-President
Alan S. McKim	70	Founder, Executive Chairman of the Board, and Chief Technology Officer
Eric J. Dugas	47	Executive Vice President and Chief Financial Officer
George L. Curtis	66	Executive Vice President, Pricing & Proposals*
Jeroen Diderich	57	President of Environmental Sales & Service
Sharon M. Gabriel	49	Executive Vice President and Chief Information Officer*
Robert Harrison	54	Executive Vice President, Health & Safety*
Robert E. Speights	55	President, Industrial Services*
Rebecca Underwood	51	President, Facilities*
Brian P. Weber	57	President, Safety-Kleen Sustainability Solutions
_________________________
*    Officer of a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.
Michael L. Battles was appointed as the Company’s Co-Chief Executive Officer and Co-President, effective March 31, 2023 and was elected to the Board on August 29, 2024. He joined the Company in September 2013 as Senior Vice President, Corporate Controller and Chief Accounting Officer and was appointed as Executive Vice President and the Company’s Chief Financial Officer in January 2016. He holds a BS in Business Administration with a concentration in Accounting from the University of Vermont and is a certified public accountant. He also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University. For more information about Mr. Battles, please see “Current Directors and Nominees” above.
Eric W. Gerstenberg was appointed as the Company’s Co-Chief Executive Officer and Co-President, effective March 31, 2023 and was elected to the Board on August 29, 2024. He had been previously served as the Company’s Chief Operating Officer since January 2015. Mr. Gerstenberg holds a BS in Engineering from Syracuse University. In 2017, he attended and received certification at the Harvard Business School Advanced Management Program (AMO193). For more information about Mr. Gerstenberg, please see “Current Directors and Nominees” above.
Alan S. McKim founded the Company in 1980 and is Executive Chairman of the Board of Directors and Chief Technology Officer. He has been since the Company’s formation and is now a director of the Company. Mr. McKim also served as the Company’s Chief Executive Officer from 1980 until March 31, 2023. Mr. McKim holds an MBA from Northeastern University. For more information about Mr. McKim, please see “Current Directors and Nominees” above.
Eric J. Dugas is Executive Vice President and Chief Financial Officer. He was appointed to that position effective March 31, 2023 and was previously Senior Vice President, Finance and Chief Accounting Officer since January 2016. He also continues to serve as the Company’s principal accounting officer. Prior to joining the Company in March 2014 as Director of External Reporting and Technical Accounting, Mr. Dugas spent 13 years with Deloitte & Touche LLP, where he was engaged in an assignment in the firm's national office in accounting research and held several positions of increasing management responsibility. Mr. Dugas holds a BS in Accounting from Boston College and is a certified public accountant. In 2019, he attended and received certification at the Harvard Business School Advanced Management Program (AMP196).
George L. Curtis has served as Executive Vice President, Pricing & Proposals since 2009. He joined the Company in 1980, and has served in a variety of management positions, the most recent of which were Senior Vice President of Pricing and Proposals and Vice President of Marketing. Mr. Curtis holds a BA in Biology from Columbia University and an MBA from Northeastern University.
Jeroen Diderich joined the Company in 2024, following an extensive career in a variety of executive management, sales and operations roles. Prior to joining Clean Harbors, he spent 20 years at Avery Dennison, most recently serving as Senior Vice President of North America Materials Group, Global Reflective Solutions and Global Procurement. For more than a decade he held various senior management roles at Avery Dennison in marketing, sales and service, and supply chain while stationed in The Netherlands. Before his work at Avery, Jeroen spent 11 years in the paper industry at SAPPI working on supply chain and strategy positions in multiple countries. Jeroen holds a master’s degree in economics and business economics from Erasmus University Rotterdam, The Netherlands as well as several subsequent certifications including the Advanced Management Program at the Wharton School at the University of Pennsylvania and Lean Six Sigma training.
Sharon M. Gabriel is Executive Vice President and Chief Information Officer. She was appointed to that position in October 2018. She joined Clean Harbors in 2001 and has held a variety of positions of increasing responsibility with the most recent prior position being Senior Vice President of Management Information Systems. Ms. Gabriel is leading the Company’s push toward innovative technologies related to artificial intelligence, robotic process automation, and many mobility applications and manages the Company’s cybersecurity and cyber incident preparedness and response. She holds a BS in Environmental Science from New England College.
Robert Harrison is Executive Vice President, Health & Safety. He joined the Company in November 2022. Prior to joining the Company, Mr. Harrison was most recently the Health, Safety and Environmental (HSD) and Quality Vice President for Air Liquide American Corporation from 2016 to 2022, where he supported more than 800 locations and six business units that included responsibility for 2,000 miles of pipeline. Previously, Mr. Harrison held the positions of HSE director for Halliburton and for Rolls Royce. Prior to that, he held health and safety managerial roles at Honeywell and 3M. Mr. Harrison holds a Master of Science and Bachelor of Arts degrees in Occupational Safety and Health from Murray State University in Murray, Kentucky. He is also a Six Sigma Greenbelt, Certified Safety Professional, and Certified Industrial Hygienist.
Robert E. Speights is President, Industrial Services. He joined the Company in October 2018, as Chief Sales Officer, following a lengthy career in a variety of executive sales and operations roles and became President, Industrial Services in early 2021. Prior to joining the Company, he was most recently with Aegion Corporation as Senior Vice President and Chief Sales Officer where he implemented strategic long-term growth plans for its 12 companies that accounted for more than $1.4 billion in revenue. Previously, he was Senior Vice President Business Development, Marketing, and Strategy for Safety Services at Transfield Services, a company with revenues of $5.4 billion. Prior to Transfield, he held a variety of sales, business development and operations roles over a 20-year span at several industrial companies. He attended the University of Southern Mississippi and Pearl River College.
Rebecca Underwood has served as President, Facilities since August 2023. Ms. Underwood joined the Company in June 2022 as Executive Vice President of Facilities. Prior to joining the Company, she served as Senior Vice President - Safety, Operations, Maintenance, Engineering, Productivity at Covanta from June 2018 through June 2022. Prior to that, Ms. Underwood was Vice President, Integrated Supply Chain - Advanced Materials for Honeywell from December 2015 through April 2018. Ms. Underwood spent more than a decade holding a variety of senior management roles at Air Products based both in the U.S. and China, concluding as Director of Global Product Supply. Between her various roles at Air Products, she was the Asia Pacific Operations Director for Ferro Corporation. Ms. Underwood holds a Bachelor of Science degree in Mechanical Engineering from the University of Illinois Urbana-Champaign. She earned her Executive MBA from WUSL-Fudan University.
Brian P. Weber was appointed as Executive Vice President and President, Safety-Kleen Sustainability Solutions effective March 31, 2023. Prior to his appointment in this position, Mr. Weber served as Executive Vice President, Corporate Planning and Development since 2010. Mr. Weber joined the Company in 1990. Throughout his tenure with the Company, he has served in a variety of management positions including Senior Vice President of Transportation, Vice President of Strategic Initiatives, Vice President of Central Services, and Vice President, Technical Services. He holds a BS in Business Management from Westfield State College.

RELATED PARTY TRANSACTIONS
The Board has adopted a written Related Party Transactions Policy for the review and approval or ratification of related party transactions. That policy defines related party transactions as current or proposed transactions in excess of $120,000 in which (a) the Company and (b) any director, executive officer, or immediate family member of any director or executive officer have a direct or indirect material interest. All executive officers and directors are required to notify the Company’s General Counsel as soon as practicable of any proposed transaction that they or their immediate family members are considering entering into that involves the Company. The General Counsel will determine if potential transactions or relationships constitute related party transactions that should be referred to the Audit Committee.
The Board has delegated responsibility for overseeing the Related Party Transactions Policy to the Audit Committee which is composed solely of directors who satisfy the independence requirements of the NYSE for membership on such committee. Under the Audit Committee’s written charter, the Audit Committee reviews and, if the Audit Committee deems appropriate, approves all related party transactions which are required to be disclosed in the Company’s filings with the SEC.
Under the Related Party Transactions Policy, the Audit Committee reviews a detailed description of each proposed related party transaction and, in deciding whether or not to approve that transaction, considers, among other factors it deems appropriate, (i) whether the related party transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or a Company subsidiary or the related party, (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose, and the potential benefits to the Company, of the related party transaction, (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (vi) the related party's interest in the related party transactions, and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction. Any member of the Audit Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.
The Related Party Transactions Policy provides that certain types of Related Party Transactions shall be deemed to be pre-approved or ratified, by the Audit Committee, even if the aggregate amount involved exceeds $120,000, unless specifically determined otherwise by the Audit Committee. Those types of Related Party Transactions include (a) executive officer compensation and benefit arrangements; (b) director compensation arrangements; (c) any transaction between the Company and any entity in which a related party has a relationship solely as an employee (other than an executive officer), director, or less than 10% equity interest, or if the aggregate amount involved in the transaction does not exceed the greater of $1,000,000 or two percent of the other entity’s consolidated gross revenues; (d) any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relation is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of the charitable organization’s total revenues; (e) any transaction where all of the Company’s shareholders receive proportional benefits; (f) any transaction where the rates or charges involved are determined by competitive bids; (g) any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (h) certain banking-related services; and (i) any indemnification and advancement of expenses made pursuant to the Company’s Restated Articles of Organization or By-Laws or pursuant to any agreement. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Related Party Transaction deemed pre-approved pursuant to this paragraph shall be provided to the Audit Committee for its review.
During the fiscal year ended December 31, 2024, the Company paid compensation to certain persons affiliated with a director or executive officer of the Company as follows:
(i) compensation of approximately $933,000, including cash and equity awards granted during 2024 to William McKim (the son of Alan S. McKim, the Company’s Executive Chairman of the Board and Chief Technology Officer) for his employment by a subsidiary of the Company (of which William is an Executive Vice President); and
(ii) compensation of approximately $136,000 to Robert P. Smith (the son-in-law of Alan S. McKim) for his employment by a subsidiary of the Company.
These transactions occurred in the Company’s normal course of operations at rates comparable to similarly situated employees of the Company. Such transaction therefore involved compensation subject to the standing pre-approval for certain transactions under the Board's Related Party Transactions Policy discussed above.
Except as described above, there have been no other related party transactions required to be disclosed under Item 404(a) of Regulation S-K since January 1, 2024.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 2 on Proxy Form)
In accordance with Section 14A of the Exchange Act, the Board is seeking a non-binding advisory vote from the Company’s shareholders to approve the compensation of the Company’s Named Executive Officers, as described under “Compensation Discussion and Analysis” and “Executive Compensation Tables” below in this proxy statement and other executive compensation disclosures in this proxy statement. Acting in response to the advisory vote taken by the Company’s shareholders at the 2023 annual meeting, the Company’s Board of Directors holds such “say-on-pay” advisory votes on an annual basis.
As discussed under “Compensation Discussion and Analysis” in this proxy statement, the Board's C&HC Committee, with assistance from its independent compensation consultant, has structured the Company’s compensation programs to emphasize pay-for-performance. The compensation opportunities provided to the Company’s Named Executive Officers, as well as the Company’s other executives, are highly dependent on the Company’s and the individual's performance, which in turn drives the enhancement of shareholder value. The C&HC Committee continues to emphasize responsible compensation arrangements designed to attract, motivate, reward, and retain executive talent required to achieve the Company’s corporate objectives and to align with the interests of the Company’s long-term shareholders.
Shareholders have the opportunity to vote for or against or to abstain from voting on the following non-binding resolution relating to executive compensation:
“Resolved, that the shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the executive compensation tables, and other executive compensation disclosures in this proxy statement.”
In deciding how to vote on this proposal, shareholders are encouraged to consider the description of the C&HC Committee's executive compensation philosophy and decisions described below in this proxy statement under “Compensation Discussion and Analysis” and “Executive Compensation Tables,” as well as the following:
•All members of the C&HC Committee are independent directors. The C&HC Committee has established a thorough process for the review and approval of compensation program designs, practices, and amounts awarded to the Company’s executive officers. In connection with management compensation for the 2024 fiscal year, the C&HC Committee engaged and received advice from Meridian Compensation Partners, an independent compensation consulting firm specializing in development and implementation of executive compensation systems, to perform market surveys (including, in particular, preparing an updated list of peer group companies) and prepare reports on compensation for executive officers for the fiscal year ended December 31, 2024 and potentially future years.
•The C&HC Committee has established an executive compensation program that attracts and retains talented executives and aligns executive performance with the creation of shareholder value.
•All equity incentives and substantially all cash bonuses granted to the Company’s executive officers and other senior management for the past ten years have been made exclusively in accordance with the terms of plans approved by the Company’s shareholders.
•The C&HC Committee believes in pay-for-performance. Cash bonuses and a majority of long-term equity incentives are linked directly to key performance metrics. Performance-based restricted shares awarded to the Named Executive Officers are earned and become eligible to vest only if performance is achieved and such shares will not become vested simply with the passage of time.
•The C&HC Committee's actions reflect its pay-for-performance philosophy. In March 2025, in light of the Company’s performance in 2024, the C&HC Committee awarded Company-wide performance based cash bonuses for 2024 equal to 74% of the maximum total potential cash bonus target opportunity for the Co-CEOs and CTO and 77% of the total maximum potential cash bonus target opportunity for the other Named Executive Officers, as described below, under the Company’s cash incentive plan. Additionally, 50% of the performance shares which the C&HC Committee awarded to the Named Executive Officers in 2024 and 29% of the performance shares which the C&HC Committee awarded to the Named Executive Officers in 2023 were earned in 2024, as the 2024 performance met certain of the performance criteria set forth for those awards..

•A substantial portion of the Named Executive Officers’ total compensation is provided through restricted shares, creating a strong correlation between their compensation and shareholder return.
•Other than the Key Employee Retention Plan and related severance agreements referenced below, the Company has not entered into term employment agreements with its Named Executive Officers.
•Tax gross-ups are not provided to any executive officers.
•Alan S. McKim, who served as the Company’s CEO from the Company’s formation in 1980 until March 31, 2023, and now serves as the Company’s Executive Chairman, has no right to severance payments in connection with a change in control of the Company. Each of the other Named Executive Officers is entitled to receive such payments only on a “double trigger” basis (which requires that an actual loss of employment or significant change of position occur as a result of the change of control). Furthermore, under the Company’s 2020 Stock Incentive Plan, vesting or exercisability of restricted stock or other equity awards will accelerate in connection with a change in control of the Company only if the Named Executive Officer’s employment is involuntarily terminated within one year following the change in control or, if the change in control occurs and the acquirer of the Company does not assume or issue substantially equivalent awards in substitution for outstanding awards. In addition, those awards define “change in control” to require an actual change in ownership of at least 50% of the Company’s outstanding shares or in a majority of the members of the Company’s Board.
•The Company has significant stock ownership guidelines for directors and executive officers.
•The C&HC Committee values the shareholders’ opinions on executive compensation matters and has taken and will continue to take the results of this advisory vote, as well as other input received from shareholders, into consideration when making decisions regarding the Company’s executive compensation programs to maintain and enhance the “pay for performance” objectives of our executive compensation. For example, the Company has eliminated the overlap of the short-term and long-term compensation performance measures for the Named Executive Officers.
The foregoing non-binding, advisory resolution on approval of executive compensation requires the affirmative vote of the holders of a majority of the shares represented at the meeting and voted on such proposal. Abstentions and broker non-votes will not have any impact on the outcome of this proposal. Unless otherwise specified therein, shares represented by the accompanying form of proxy will be voted at the meeting in favor of such proposal. The Board recommends that shareholders vote “FOR” such non-binding, advisory proposal.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Company’s Compensation Discussion and Analysis (“CD&A”) is intended to provide a description of our executive compensation program focusing on the compensation of the named executive officers (“NEOs”) listed in the Summary Compensation Table and in the table below with the positions they have held for 2022, 2023, and 2024. Further the CD&A explains how the C&HC Committee designed compensation programs structured to attract and retain talented executives and align our executives’ compensation with the long-term interest of the Clean Harbors’ shareholders.

2024 Named Executive Officers

Michael L. Battles
Co-Chief Executive Officer and Co-President (1)

Eric W. Gerstenberg
Co-Chief Executive Officer and Co-President (2)

Eric J. Dugas
Executive Vice President and Chief Financial Officer (3)

Jeroen Diderich
President, Environmental Sales & Services (4)

Alan S. McKim
Executive Chairman and Chief Technology Officer (5)

Sharon M. Gabriel
Executive Vice President and Chief Information Officer (6)

(1)     Role held since March 31, 2023. Prior to that, Mr. Battles was our Chief Financial Officer for all other periods presented.
(2)     Role held since March 31, 2023. Prior to that, Mr. Gerstenberg was our Chief Operating Officer for all other periods presented.
(3)    Role held since March 31, 2023. Prior to that, Mr. Dugas was our Chief Accounting Officer for all other periods presented.
(4)    Role held since joining the Company on May 20, 2024.
(5)     Role held since March 31, 2023. Prior to that, Mr. McKim was our Chief Executive Officer for all other periods presented.
(6)    Role held for all periods presented.
For additional information about the NEOs’ backgrounds and prior experience with the Company, see Executive Officers above.
Executive Summary
The C&HC Committee believes in pay-for-performance and has designed the Company’s compensation programs to attract and retain talented executives while aligning executive compensation with Company financial performance and the creation of shareholder value. Our executive compensation program focuses primarily on three elements of executive compensation: base salary, annual cash incentives, and annual long-term incentives and are summarized in the table below for our NEOs:

Name	Base Salary (1) ($)	Annual Cash Incentives (2) ($)	Annual Long-Term Incentives (3) ($)
Michael L. Battles	900,000	1,350,000	3,330,000
Eric W. Gerstenberg	900,000	1,350,000	3,330,000
Eric J. Dugas	425,000	552,500	595,000
Jeroen Diderich	625,000	812,500	1,000,000
Alan S. McKim	900,000	1,350,000	—
Sharon M. Gabriel	450,000	585,000	630,000
(1)     Reflects base salary in effect for each NEO as of December 31, 2024 and may differ from the amounts reported in the Summary Compensation Table which reflect the actual salary earned during 2024.
(2)     Reflects 2024 target incentive amounts using the Base Salary amounts in the table above. These values differ from the amounts reported in the Summary Compensation Table which reflect the actual incentives earned for 2024 and paid in the first quarter of 2025.
(3)    Reflects target value of annual performance and time-based restricted shares. Amounts above may differ from the Stock Awards column of the Summary Compensation Table which presents what was actually granted to the NEOs in 2024 and, for performance shares, represents the value based on the probable outcome of the applicable performance conditions as of grant date. The Summary Compensation Table also includes a sign on equity grant for Mr. Diderich in lieu of the annual Long Term Incentive grant and a market adjustment grant for Ms. Gabriel. Neither the sign on grant or market adjustment grant are included in the table above as they are not part of the annual long-term incentive for the executives.

The C&HC Committee generally designs the Company’s compensation programs so that at least 70% of the NEOs’ total target compensation is at risk. In designing the total compensation package, the C&HC Committee took into consideration that Mr. McKim is the Company’s founder and largest individual shareholder and therefore his interests are significantly aligned with those of the other shareholders. As such, Mr. McKim generally does not receive equity awards as part of his compensation. The total potential compensation for the remaining NEOs for 2024 was, on average, more than 70% at risk.
The portion of total compensation which is at risk consists of:
i.Annual cash incentives at target, the value of which is determined and earned only if the predetermined Company or individual goals set by the C&HC Committee are achieved,
ii.performance-based restricted shares at target that are earned and become eligible to vest only if certain predetermined objective Company goals set by the C&HC Committee are achieved, and
iii.time-vesting shares with vesting dependent upon continued employment of the recipient over the vesting period and whose ultimate value to the employee is dependent upon the performance of the Company’s common stock price.
The portion of total compensation which is not at risk consists of base salaries that are generally competitive with those offered by other companies with which the Company competes for executive talent.
The charts below depict the target compensation mix for both the Co-CEOs and the average of the other NEOs (excluding Mr. McKim in 2024) using total compensation as described above:

In establishing the goals for performance-based cash bonuses and performance-based restricted share awards, which are discussed further in Compensation Philosophy and Objectives, the C&HC Committee has set those goals at levels the C&HC Committee believes are sufficiently difficult to achieve in order to provide a significant incentive for participants to drive the Company’s performance. The C&HC Committee has also obtained advice concerning the structuring of the Company’s executive compensation plans from Meridian Compensation Partners, an independent compensation consulting firm specializing in the development and implementation of executive compensation systems.
Pursuant to its commitment to pay-for-performance and good corporate governance, the C&HC Committee has implemented the following compensation related practices as in effect for 2024:
This CD&A addresses the Company and individual performance goals for the NEOs. Those goals are disclosed in the limited context of the Company’s executive compensation programs and investors should not interpret them as statements of the Company’s expectations or as any form of guidance.

2024 Performance Overview
During 2024, the Company delivered solid results on many key financial and non-financial metrics all while integrating two businesses, both acquired in March 2024, and finalizing the construction and the commercial launch of the new incinerator in Kimball, Nebraska, which began accepting waste in December 2024. Key financial highlights for the years ended December 31, 2024 and December 31, 2023 include (in thousands, except for Total Recordable Incident Rate (“TRIR”)):

Total Revenue		Net Income		Adjusted EBITDA (1)

2024	2023	2024	2023	2024	2023
$5,889,952	$5,409,152	$402,299	$377,856	$1,116,934	$1,012,570

Cash Flow from Operations		Adjusted Free Cash Flow (1)		Total Recordable Incident Rate

2024	2023	2024	2023	2024	2023
$777,771	$734,552	$357,882	$321,902	0.65	0.63
(1)    Adjusted EBITDA and Adjusted Free Cash Flow (“FCF”) are financial measures not defined by accounting principles generally accepted in the United States (“non-GAAP”). See Appendix A: Reconciliation of GAAP Measure to Corresponding Non-GAAP Measure for additional information on the non-GAAP measures and a reconciliation to the nearest metric calculated in accordance with accounting principles generally accepted in the United States (“GAAP”.)
Role of the Compensation and Human Capital Committee
The C&HC Committee currently consists of five independent directors. With respect to executive compensation, the C&HC Committee’s major responsibilities are to recommend to the Company’s Board of Directors the base salary for the Company’s Co-CEOs and CTO, which base salary is then approved by all the independent directors, review and approve the base salaries for the other executive officers, administer the Company’s senior management incentive cash bonus plan (“MIP”) and equity incentive plans, and review and approve the Company’s other senior management compensation policies. As part of such responsibilities, the C&HC Committee administered the Company’s MIP and equity incentive plan described below during 2024. The broader responsibilities of the C&HC Committee include periodically reviewing succession planning for key positions and the Company’s human capital management functions policies and strategies including, for example, recruitment, retention, engagement, and talent development.
Near the beginning of each fiscal year, the C&HC Committee works with the Company’s management, including the Co-CEOs and the Chief Human Resources Officer, to establish criteria and performance goals for awards under the MIP and equity incentive plan. The Company-wide goals are linked to that fiscal year’s budget, which was approved by the Board the previous December. Over the course of the year, the C&HC Committee determines whether any adjustments are appropriate in consideration of extraordinary events such as a major acquisition or divestiture, or a change in GAAP.
Following the end of each year, the C&HC Committee determines the extent (if any) to which the performance goals for the year were achieved, the amount (if any) of cash bonuses earned by the Co-CEOs and other executive officers for that year, and the number (if any) of performance-based restricted shares that are earned and become eligible to vest, subject to continued future employment, based on the Company’s performance during the year. The C&HC Committee also considers proposals from the Co-CEOs and Chief Human Resources Officer in connection with determination of compensation for other executive officers.
For 2024, the C&HC Committee established performance goals in January of 2024 using inputs from the 2024 budget, which had been approved by the Board in December 2023. In March 2024, the Company acquired two businesses, Noble and Hepaco, for a combined all-cash purchase price of $460.9 million. Consistent with past practice for years in which significant acquisitions have occurred, the C&HC Committee decided to adjust the overall 2024 financial results for purposes of determining the extent to which the 2024 goals used for calculating the potential cash bonuses and vesting of performance shares have been achieved. The Reconciliation of Actual Results for Annual Incentive Performance Measures in Appendix B includes the details of the adjustments approved by the C&HC Committee to account for these significant events when determining the relative achievement for 2024.
The C&HC Committee approves the annual grant of equity compensation under the Company’s Long Term Equity Incentive Plan (“LTIP”) which typically takes place in early February each year. Additionally, during the year, the C&HC Committee will consider proposals of equity grants outside of this annual LTIP grant and also may delegate authority to grant certain equity awards pursuant to the terms of the Company's stock incentive plan; however, no grants may be made pursuant to delegated authority to any Named Executive Officer or other senior executive who reports directly to the Co-CEOs or any related party. These awards may only be granted by the C&HC Committee. All cash bonuses and equity incentive awards for the Co-CEOs and other executive officers are granted by the C&HC Committee.
Consideration of Shareholder Responses
Our Company values shareholder input, including on the advisory proposal to approve named executive officer compensation, as well as other advice on compensation matters periodically received from shareholders. At the Company’s annual meeting of shareholders held on May 22, 2024, the Company’s shareholders approved an advisory proposal to approve the compensation of the 2023 named executive officers as described in the Company’s proxy statement for such annual meeting by a favorable vote of 95.14% of the shares cast on such proposal.
The C&HC Committee values the views of our shareholders and believes that the outcome of the vote indicates that shareholders generally approve of the structure of our executive compensation program. Accordingly, in determining 2024 compensation, the C&HC Committee continued to emphasize our “pay-for-performance” philosophy and generally maintained the compensation elements and objectives used in prior years. The C&HC Committee believes that the shareholders value the alignment of Company performance goals for short-term cash bonuses to tactical metrics focused on specific efforts over a shorter time frame (e.g., revenue, Adjusted EBITDA, Adjusted FCF, and TRIR) and the alignment of Company performance goals for long-term performance-based restricted shares to strategic metrics focused on longer term objectives (e.g., Adjusted EBITDA Margin and Adjusted Return on Invested Capital “ROIC”) and continued to incorporate these metrics into the executive compensation program in 2024 to incentivize performance and further align the interest of our executives with those of our shareholders.
Compensation Philosophy and Objectives
The C&HC Committee’s fundamental philosophy regarding executive compensation is to (i) offer competitive compensation opportunities in order to attract and retain a talented and motivated work force and (ii) align individual compensation with the goals, values, and priorities of the Company and the interests of its shareholders by generally having at least 70% of the Co-CEOs’ and other NEOs’ potential compensation be at risk. As noted earlier, potential compensation for executive officers currently consists of three basic elements: base salary, performance-based cash bonuses, and awards of long-term equity incentives through restricted shares.
Use of Compensation Consultants
Under its charter, the C&HC Committee has authority to select and retain its own executive compensation consultants, legal counsel, and other advisors to assist the C&HC Committee in its determinations. The C&HC Committee has engaged an outside compensation consultant to assist the C&HC Committee in applying its compensation philosophy for our executive officers, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. The C&HC Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant in early 2024, a role which Meridian began in early 2022. Representatives of Meridian regularly attend C&HC Committee meetings, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers.
The C&HC Committee has also engaged Meridian to provide input to the Corporate Governance and Sustainability Committee regarding compensation for non-employee directors. The Corporate Governance and Sustainability Committee then recommends any changes in the compensation and benefits for non-employee directors to the full Board for its consideration and approval.
The C&HC Committee considered the services provided by Meridian, as well as informational responses provided by Meridian to the C&HC Committee on topics relevant to assessing Meridian's relationship with Clean Harbors and our management team, and determined that such services do not compromise Meridian's independence as the C&HC Committee's independent compensation consultant.
Use of Market Data and Competitive Compensation Positioning
Our executive compensation program takes into account the compensation practices of companies with which we compete or could compete for executive talent. For compensation decisions made related to 2024, the relevant peer group as selected by the C&HC Committee, in consultation with Meridian, included the following companies, after consideration of a number of financial, industry and qualitative factors, including overall business model comparability, operating size, valuation, margins, growth, and shareholder returns:

ABM Industries Incorporated	Healthcare Services Group, Inc.	Rollins, Inc
Advanced Drainage, Inc.	Heritage Crystal Clean	Stanley Black & Decker, Inc.
Chemed Corporation	Huntsman Corporation	Stericycle, Inc.
Darling Ingredients Inc.	Iron Mountain, Inc.	Tetra Tech Inc.
EMCOR, Inc.	KBR, Inc.	Waste Connections, Inc.
Enviri Corporation	Quanta Services, Inc.	Waste Management, Inc.
GFL Environmental Inc.	Republic Services, Inc.
In August 2023, the C&HC Committee determined to utilize the peer group above for purposes of 2024 compensation benchmarking. At time of election, we approximated the peer group 44th percentile with respect to both revenue and market capitalization. The C&HC Committee finds comparative data from our peer group to be helpful in setting and adjusting executive compensation, but it does not target our programs or any particular element of compensation to be at or within a particular percentile or range compared to our peers. The C&HC Committee uses the peer group data along with industry relevant compensation survey sources to ensure that our executive compensation program and its elements are and remain competitive in relation to our industry peers, and applies judgement and discretion in establishing targeted compensation levels taking into account not only competitive market data, but also the experience of the executive, scope of responsibility, critical skill sets, and expertise.
In May 2024, the C&HC Committee reassessed the peer group to more closely align the group with the breadth and size of the Company's current operations. Specifically, we added Ecolab Inc. and The Chemours Company and removed EMCOR, Inc, Heritage Crystal Clean, and Stanley Black & Decker Inc. This new peer group was used for 2025 executive compensation benchmarking.
Base Salary
As described above under Role of the C&HC Committee, the C&HC Committee recommends on an annual basis to the Company’s full Board the base salary of the Co-CEOs, which base salary is then approved by all the independent directors, and the C&HC Committee reviews and approves the base salary for each of the Company’s other NEOs and senior executives. The C&HC Committee sought to recommend (for the Co-CEOs) and approve (for the other NEOs) base salaries which were approximately within the middle third of the peer group companies described above. The following table sets forth the annual base salaries of our NEOs for those periods in which they were NEOs. Any year in which the individual was not a NEO or was not an employee of Clean Harbors is marked as “N/A”.

		Annual Base Salary as of December 31,
Name	Principal Position as of December 31, 2024	2024 ($)		2023 ($)		2022 ($)
Michael L. Battles	Co-Chief Executive Officer and Co-President	900,000		900,000	(1)	540,000
Eric W. Gerstenberg	Co-Chief Executive Officer and Co-President	900,000		900,000	(1)	625,000
Eric J. Dugas	Executive Vice President and Chief Financial Officer	425,000		425,000	(2)	N/A
Jeroen Diderich	President, Environmental Sales and Services	625,000	(3)	N/A		N/A
Alan S. McKim	Executive Chairman and Chief Technology Officer	900,000		900,000	(4)	1,265,000
Sharon M. Gabriel	Executive Vice President and Chief Information Officer	450,000	(5)	410,000		N/A
(1)    The annual base salaries for Mr. Battles and Mr. Gerstenberg increased on March 31, 2023 in connection with their appointments as Co-CEOs.
(2)     Mr. Dugas’ base salary was $324,000 from January 1, 2023 through March 31, 2023 at which time his salary increased to $425,000 in connection with his appointment as Chief Financial Officer.
(3)     Mr. Diderich joined the Company on May 20, 2024.
(4)     Mr. McKim’s annual base salary was decreased on March 31, 2023 in connection with his transition from President and Chief Executive Officer to Executive Chairman and Chief Technology Officer.
(5)     Ms. Gabriel’s annual base salary was increased on January 1, 2024 as part of a market adjustment.
Performance-Based Cash Bonuses
The C&HC Committee is authorized to grant cash bonuses to the NEOs under the MIP, which was approved by shareholders and became effective on January 1, 2022. Cash bonuses for NEOs under the MIP are earned based on the achievement of performance goals established by the C&HC Committee in two components, an annual cash bonus aligned with Company performance goals (“Annual MIP Bonus”) and, for all of the NEOs other than the Co-CEOs and Mr. McKim, an annual cash bonus aligned with specific individualized performance goals (known as the Supplemental Executive

Incentive Plan or “SEIP”). Each NEO has an annual incentive target that is expressed as a percentage of the NEO’s base salary, as shown for 2024 in the table below:

Name	Annual MIP %	SEIP %	Combined %
Michael L. Battles	150%	—	150%
Eric W. Gerstenberg	150%	—	150%
Eric J. Dugas	50%	80%	130%
Jeroen Diderich	50%	80%	130%
Alan S. McKim	150%	—	150%
Sharon M. Gabriel	50%	80%	130%
Annual MIP Bonus
For the Annual MIP Bonus, the C&HC Committee establishes Company-wide performance metrics in the first quarter of each fiscal year and approves the achievement levels of these metrics in the first quarter of the following fiscal year. On January 23, 2024, the C&HC Committee selected revenue, Adjusted EBITDA, Adjusted FCF and TRIR, as those terms are defined in Definitions for 2024 Incentive Compensation section of Appendix B, as the Company-wide performance metrics for purposes of potential Annual MIP Bonuses. These Company-wide goals were established based on the 2024 budget, which was approved by the Board in December 2023, and therefore are linked with the strategic initiatives of the year. Additionally, these key financial targets measure strategic annual growth, overall operating performance, and cash flow generation which align with measures of the Company’s performance and shareholder value. Finally, safety is a core value throughout Clean Harbors. Employees at all levels of our organization share this belief and are committed to keeping our teams, customers and communities safe. The C&HC Committee has selected TRIR to reflect our continued commitment to safety.
The following table summarizes the C&HC Committee’s determination of the weighting, threshold, target and maximum values for each of the metrics for the 2024 Annual MIP Bonus (in thousands, except percentages and TRIR):

Metric	Weighting	Threshold	Target	Maximum
Revenue ($)	20%	5,117	5,685	6,524
Adjusted EBITDA ($)	40%	1,045	1,100	1,155
Adjusted Free Cash Flow ($)	20%	347	385	424
TRIR	20%	N/A	0.62	0.61
The achievement of the metrics is determined in the first quarter of the following year. The payout is calculated using the NEO’s base salary paid within the year, other than for Mr. Diderich whose 2024 Annual MIP Bonus is based on his annualized salary, the Annual MIP % shown above and then a performance factor based on the achievement of the metrics. For the Co-CEOs and Mr. McKim, the performance factors are: 50% at threshold, 100% at target, and 150% at maximum, except for TRIR which does not pay out under target. As such, should all components pay out at threshold, the performance factor would be 40% for the Co-CEOs and Mr. McKim. For the remaining NEOs, the performance factors are: 40% at threshold, 100% at target, and 140% at maximum, except for TRIR which does not pay out under target. As such, should all components pay out at threshold, the performance factor would be 32% for the other NEOs.
For amounts in between the threshold and target or target and maximum, the performance factor is based on a predetermined linear scale. As described in the Role of the C&HC Committee above, over the course of the year, the C&HC Committee determines whether any adjustments are appropriate in consideration of extraordinary events such as a major acquisition or divestiture, or a change in GAAP. For 2024, the results have been adjusted to account for the acquisition of Noble and Hepaco, both of which occurred after the 2024 Annual MIP targets were approved. Please see Reconciliation of Actual Results for Annual Incentive Performance Measures in Appendix B for more information of such adjustments.

The table below summarizes the achievement for the Annual MIP Bonus for 2024 which the C&HC Committee approved on March 7, 2025, and the actual earned bonuses subsequently paid out to the NEOs (amounts in thousands, except percentages and TRIR):

Metric	2024 Results	Co-CEO/ McKim Performance Factor	NEO Performance Factor
Revenue ($)	5,551.8	19.5%	19.5%
Adjusted EBITDA ($)	1,090.0	39.0%	39.0%
Adjusted Free Cash Flow ($)	393.5	22.2%	21.7%
TRIR (Safety)	0.61	30.0%	28.0%
		110.7%	108.2%
SEIP Bonus
The individual goals under SEIP are based on the personal management responsibilities of each such member and may include financial metrics associated with the leader’s area of responsibility, leadership development, cost reductions, reduction of the average duration of the Company outstanding receivables, or completion/integration of acquisitions or information technology systems. Each individual goal is weighted and with no available over-achievement. Each year, a common goal is also established for the SEIP participants. In 2024, this goal related to mentorship and human capital objectives and was established at 5% of the SEIP participants base salary. In January 2024, the C&HC Committee reviewed the individualized goals that were established for 2024 under the SEIP bonus and in March 2025, the C&HC Committee approved the SEIP payouts (expressed as a percentage of base salary) as follow, Mr. Dugas: 84.6%, Mr. Diderich: 85.0% and Ms. Gabriel: 85.0%.
Total MIP Bonus Achievement
The following table summarizes the MIP Bonus achievement for 2024 for the NEOs:

	Salary for Cash Bonus Achievement ($)	Annual MIP			SEIP		Total Combined Cash Bonus ($)
Name		% of Salary	Performance Factor	Annual MIP Payout ($)	SEIP Payouts	SEIP Payout ($)
Michael L. Battles	900,000	150%	110.7%	1,493,831	—	—	1,493,831
Eric W. Gerstenberg	900,000	150%	110.7%	1,493,831	—	—	1,493,831
Eric J. Dugas	425,000	50%	108.2%	229,963	85%	359,550	589,513
Jeroen Diderich	625,000	50%	108.2%	338,181	85%	531,250	869,431
Alan S. McKim	900,000	150%	110.7%	1,493,831	—	—	1,493,831
Sharon M. Gabriel	450,000	50%	108.2%	243,492	85%	382,497	625,989
The C&HC Committee believes that the goals for Company-wide performance and the SEIP individualized goals established under the MIP for 2024 were sufficiently difficult to achieve in order to provide a significant incentive for the participants to improve the Company’s performance during that year. The C&HC Committee also believes that such goals did not encourage any of the participants to cause the Company to take excessive risks in connection with achieving the goals and that, by including targets for health and safety in the overall Annual MIP Bonus goals of the NEOs, the goals were consistent with reducing the Company’s overall risks.
    Long-Term Equity Incentives
The final element of compensation for senior executives is long-term equity incentives designed to align the interests of participants with those of the Company’s shareholders and encourage retention of senior executives. All of the equity incentives provided have been in two forms: (i) performance-based restricted shares (“performance shares”), which are earned and become eligible to vest (subject to continued employment) only if the Company satisfies certain predetermined objective performance goals approved by the C&HC Committee prior to the grant date and (ii) time-vesting restricted shares (“time-vesting shares”) which vest only if the recipient remains employed by the Company through certain specified future dates and which therefore serve as a retention incentive as well as increasing the respective ownership interest of the recipients in the Company during such vesting period. The C&HC Committee granted the 2024 equity awards to Mr. Battles and Mr. Gerstenberg consistent with their offer letters associated with their appointments as the Co-Chief Executive Officers of the Company. In 2025, the C&HC Committee, guided by Meridian and with final approval from the Board of Directors, revised the Co-CEOs’ equity award allocation to increase the performance-conditioned portion of the Co-CEOs’ equity awards. All of the equity grants in 2024 were granted under the Company’s 2020 Stock Incentive Plan, which was approved by the Company’s shareholders at the 2020 annual meeting.
Performance Shares
The C&HC Committee grants performance shares as a form of long-term equity incentive with performance goals as described below and additional vesting requirements based on continued employment. In 2024, all of the NEOs received such grants other than Mr. McKim, who does not receive equity compensation, and Mr. Diderich, who was not employed by the Company at the time of the 2024 annual grant.
On January 27, 2024, the C&HC Committee established Adjusted EBITDA Margin and Adjusted Return on Invested Capital (“ROIC”) as the two performance goals (weighted 50% each) for the performance shares granted in 2024 (“2024 Performance Awards”). Consistent with prior years, the selection of these two goals was intended to align compensation with achievement of performance metrics that the C&HC Committee believes will drive shareholder value creation. Each metric under the 2024 Performance Award has a target and threshold level as shown in the table below:

Metric	Threshold	Target
Adjusted EBITDA Margin	19.4%	19.5%
Adjusted ROIC	12.2%	12.9%
Achievement of each performance metric is determined independently. Shares underlying the 2024 Performance Award are earned based upon achievement of target (100% payout) or threshold (50% payout) metric, for one or both of the metrics, based on Company results in 2025. Such earned shares vest in four equal annual installments beginning on March 15, 2026 (subject to continued employment). Furthermore, shares can be earned earlier if target (100% payout) goals were met based on the Company results in 2024, in which case earned shares would vest in five equal annual installments beginning on March 15, 2025 (subject to continued employment). If the Company does not achieve at least the threshold level for a particular metric of the 2024 Performance Awards by December 31, 2025, all of the performance shares awarded under the 2024 Performance Award that are eligible to be earned based on achievement of that metric will be forfeited.
Performance shares granted have a value equal to a percentage of the individual’s annual base salary. The following table sets forth the 2024 Performance Awards granted to the NEOs, which were granted on February 1, 2024:

	Shares Awarded
Name	% of Base Salary	# of Shares
Michael L. Battles	85%	4,332
Eric W. Gerstenberg	85%	4,332
Eric J. Dugas	110%	2,648
Jeroen Diderich	—	—
Alan S. McKim	—	—
Sharon M. Gabriel	110%	2,803
The share quantity was calculated using an average price for the last ten business days in December 2023 and the shares were granted on February 1, 2024.
As noted above, Mr. McKim did not receive any equity awards in 2024 given that his interests are already significantly aligned with those of the other shareholders as the Company’s founder and largest individual shareholder. Mr. Diderich also did not receive a performance share grant in 2024 because he joined the Company in May of 2024 which was after the annual grant. Going forward, Mr. Diderich will receive an annual performance share grant at 120% of his annual salary.
On March 7, 2025, the C&HC Committee determined that the Adjusted EBITDA Margin for 2024 met the target level for the 2024 Performance Awards. Please refer to the Reconciliation of Actual Results for Annual Incentive Performance Measures in Appendix B for the 2024 amounts used in determination of incentive compensation achievement. Consequently, 50% of the 2024 Performance Awards were earned and began to vest on March 15, 2025 and will continue to vest annually through March 15, 2029, subject to continued employment through the applicable vesting date. We did not achieve the target level for the Adjusted ROIC metric and, as described above, the remaining shares underlying the 2024 Performance Awards will remain eligible to be earned based on the Company’s Adjusted ROIC performance in 2025.

Additionally, on March 7, 2025, the C&HC Committee assessed the performance metrics associated with the performance shares granted in 2023 (“2023 Performance Awards”). None of the underlying shares became eligible for early vesting based on 2023 performance, so the goals were assessed solely on 2024 results. The table below sets forth the performance metrics associated with the 2023 Performance Awards which were granted to the NEOs:

Metric	Threshold	Target
Adjusted EBITDA Margin	19.7%	20.3%
Adjusted ROIC	13.6%	14.6%
As noted above, none of these metrics were achieved in 2023 and therefore were eligible to be earned based on the Company’s performance in 2024. On March 7, 2025, the C&HC Committee concluded that the 2024 Adjusted EBITDA Margin was higher than the threshold level for the 2023 Performance Awards and therefore 58.3% of the performance shares associated with that metric were earned. Refer to the Reconciliation of Actual Results for Annual Incentive Performance Measures in Appendix B for the final 2024 amounts used in determination of incentive compensation achievement. The shares underlying the 2023 Performance Awards that were earned based on 2024 performance began to vest on March 15, 2025 and will continue to vest annually through March 15, 2028, subject to continued employment. The remaining 41.7% of the performance shares underlying the 2023 Performance Award that were eligible to be earned based on Adjusted EBITDA Margin and 100% of the performance shares underlying the 2023 Performance Award that were eligible to be earned based on Adjusted ROIC were forfeited as the C&HC Committee determined that we did not achieve the threshold level of Adjusted ROIC performance in 2024.
On March 15, 2025, the C&HC Committee granted performance shares (“2025 Performance Awards”) to each of the NEOs, other than Mr. McKim who does not participate in annual equity grants. The 2025 Performance Awards will be earned based on achievement of Adjusted EBITDA and Adjusted EBITDA margin metrics (each weighted at 50%) when compared to the Company’s performance solely in 2026. The 2025 Performance Awards are not eligible for early achievement. Further, each of the metrics approved by the C&HC Committee includes a threshold, target, and maximum level of achievement which payout at 50%, 100%, and 200% respectively. To the extent that the 2026 Performance Awards are earned, shares will vest 50% on March 15, 2027 and 50% on March 15, 2028.
Time-Based Shares
In addition to the performance shares described above, on February 1, 2024, the C&HC Committee granted time-based shares to the NEOs. The following table sets forth the individual time-based share grants made to the NEOs on February 1, 2024:

	Shares Awarded
Name	% of Base Salary	# of Shares
Michael L. Battles	285%	14,524
Eric W. Gerstenberg	285%	14,524
Eric J. Dugas	30%	722
Jeroen Diderich	—	—
Alan S. McKim	—	—
Sharon M. Gabriel	30%	765
The share quantity for the 2024 time-based shares was calculated using an average price for the last ten business days in December 2023 and the shares were granted on February 1, 2024.
The time-based shares granted to Messrs. Battles and Gerstenberg vest in equal proportions over five years beginning on February 1, 2025 (subject to continued employment), and the time-based shares granted to Mr. Dugas and Ms. Gabriel vest over five years, with 60% vesting on February 1, 2027 and 20% on February 1st of each of 2028 and 2029 (subject to continued employment).
Mr. McKim did not receive any time-based shares in 2024 given that his interests are already significantly aligned with those of the other shareholders as the Company’s founder and largest individual shareholder. In connection with his appointment as President - Environmental Sales & Services, the C&HC Committee granted Mr. Diderich 11,000 time-based shares on June 1, 2024 which vest annually over three years, subject to continued employment. Going forward, Mr. Diderich will participate in the annual time-based share grants at 40% of his annual salary. The C&HC Committee also granted Ms. Gabriel an additional 3,000 time-based shares on January 1, 2024 as part of a market adjustment and in conjunction with the previously noted base salary increase. Ms. Gabriel’s shares will vest annually over three years, subject to continued employment.
Benefits
During 2024, the NEOs and other senior executive officers were eligible to participate in the same benefits as other employees of the Company. These benefits include medical and dental coverage; participation in the Company’s health savings plan, including a Company contribution; life insurance equal to one times base salary with a cap of $1.0 million (2x for accidental death); short- and long-term disability insurance; and participation in the Company’s 401(k) Plan, including the Company match of up to $3,200 per year. All of the NEOs, other than Mr. McKim, were eligible to participate in the Company’s new Employee Stock Purchase Plan (“ESPP”) which was approved by shareholders in 2024 and under which the first offering period began on July 1, 2024. In 2024, all U.S. based employees of the Company were eligible to participate in the ESPP.
Tax Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) limits the amount of compensation that may be deducted per “covered employee” to $1.0 million per taxable year. This annual deduction limitation currently applies to all compensation paid to any individual who is the Chief Executive Officer, Chief Financial Officer or one of the other three most highly compensated executive officers for any fiscal year after 2016. Although the deductibility of compensation is a consideration evaluated by the C&HC Committee, the C&HC Committee considers the lost deduction on compensation payable in excess of the $1.0 million limitation for the NEOs to be less material than the benefit of being able to attract, retain, and incentivize talented management. Accordingly, the C&HC Committee continues to exercise discretion to pay compensation that is not deductible.
Stock Ownership Guidelines
The Board has established stock ownership guidelines for directors and executive officers. Subject to receipt from the Company of sufficient shares under the Company’s compensation policies described above, directors are expected to hold stock valued at five times their annual cash retainers; each Co-CEO is expected to hold stock valued at six times his annual base salary; the NEOs (other than the Co-CEOs) are expected to hold stock valued at three times their annual base salaries; and other executive officers are expected to hold stock valued at two times their annual base salaries. Other than for forfeitures or sales required to pay taxes, no sales of shares may occur during periods when less than the minimum number of shares are held.
Valuation of share ownership is determined based upon the three-week average price at year end. Restricted shares subject to time vesting, including performance shares which have been earned based on achievement of performance goals, are included within the total shares held for purposes of the ownership requirements, but performance shares for which the performance goals have not yet been achieved are not included in the stock ownership determination. In the event of hardship affecting any director or executive officer, the C&HC Committee has authority to waive the stock ownership guidelines to the extent it deems appropriate, although no such waivers have been requested. If a director or executive officer is in compliance with the minimum stock ownership requirements, a subsequent decline in the market value of the Company’s common stock will not cause noncompliance provided the director or executive officer continues to hold the same number of shares.
As of December 31, 2024, all of the Company’s directors and executive officers were in compliance with the stock ownership guidelines.
Insider Trading Policy and Key Prohibited Transactions
The Company is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the stock exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
The Company’s Insider Trading Policy prohibits all directors and executive officers (including, among others, the Co-CEOs and the other NEOs) from engaging in any transaction entered into for the purpose of reducing or eliminating the market price or investment risk associated with ownership of the Company’s securities. No director or executive officer may enter into any transaction to buy or sell any contract or other instrument that derives value from the price of the Company’s securities. These types of transactions are commonly known as “hedging.”

The Company’s Insider Trading Policy also prohibits directors and executive officers from holding Company securities in a margin account, pledging Company securities as collateral for a loan or selling the Company’s securities short, which is the practice of selling securities that are not owned by the seller. This prohibition also includes “short sales against the box,” where the seller owns the securities being sold but may not be required to deliver them to the purchaser within a specified time period after the sale if certain market prices for the Company’s securities are not reached.
The Board has also implemented processes that we believe are designed to promote the Company’s compliance with insider trading laws, rules and regulations, and applicable listing standards.
Policies Related to Timing of Stock Option Grants
The Company has not granted any stock options for more than ten years. If the Company were to grant any stock options in the future, the C&HC Committee would endeavor not to make any such grants at times when there may be material nonpublic information concerning the Company which might affect the market price of the Company’s common stock. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of impacting the value of executive compensation.
Clawback Policy
The Board adopted a clawback policy that complies with the listing standards of the NYSE effective October 2, 2023 in accordance with Section 10D of the Exchange Act, and the regulations adopted on February 22, 2023 by the SEC under such section. A copy of the clawback policy is filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2024, and the following summary of the provisions of the policy is subject to the full terms of the policy itself.
Our clawback policy provides that if the Company is required in the future to prepare an accounting restatement of its financial statements because of the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Board will, subject to certain limited exceptions permitted under the final clawback rules, require reimbursement or forfeiture of any “excess incentive compensation,” whether in the form of cash or equity, received by any current or former executive officer of the Company and its subsidiaries as determined by the Board in accordance with Section 10D and such other employees who may from time to time be deemed subject to the policy by the Board (“covered executives”), during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement. For this purpose, “excess incentive compensation” means the amount of incentive compensation that was paid over the amount that would have been paid to the covered executives if it had been based on the restated results, as determined by the Board. Unless the Board determines to itself administer the clawback policy, the policy shall be administered by the C&HC Committee and references therein to the Board shall be deemed references to the C&HC Committee. This clawback policy was effective as of August 30, 2023, the date it was adopted by the Board, and applies to incentive compensation approved, awarded or granted to covered executives on and after that date.
With respect to incentive compensation that was approved, awarded or granted to certain executive officers of the Company prior to the effective date of the clawback policy, the Company’s prior clawback policy will remain in effect. Under that prior policy, any cash bonus awarded by the C&HC Committee to any executive officer (as that term is defined in Section 16 of the Exchange Act) in any of the Company’s cash incentive or bonus plans is subject to recoupment if either (i) the Company’s financial statements are restated and the C&HC Committee determines that any misstatement in such financial statements that gave rise to payment of such bonus resulted from such recipient’s gross negligence, intentional misconduct, or fraud or (ii) such recipient causes, in the sole determination of the C&HC Committee, material reputational or economic damage to the Company by reason of such recipient’s violation of any non-competition, non-solicitation, non-disclosure, non-disparagement or similar obligation or such recipient’s gross negligence or violation of any applicable law.
In addition, the Company’s 2020 Stock Incentive Plan (under which all equity incentives have been awarded since its approval in 2020) provides that the C&HC Committee has full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder, and all awards made pursuant to that Plan shall be subject to the clawback policies of the Company adopted from time to time by the Board. Without limiting the foregoing, the C&HC Committee may or shall, to the extent required by the Company’s current or prior clawback policies described above, cancel vesting of outstanding awards and recoup realized value and gains derived from awards to the extent such vesting or gains were derived from such misstated financial results.

Employment, Termination of Employment, and Change of Control Agreements and Arrangements
The Company does not have employment agreements with any of its executive officers, although offer letters entered into with executive officers in connection with their initial hiring or subsequent significant changes in their responsibilities typically contain terms relating to initial base salaries, opportunities for potential cash bonuses, and rights to receive grants of restricted shares under the Company’s equity incentive plan.
Under the Company’s MIP, in the event of an executive’s death or disability, the executive is entitled to a pro-rated portion of the bonus the executive would have otherwise earned had the executive been employed for the full year based on actual achievement of the performance metrics. In addition, under the MIP, if a Change in Control (as defined in the MIP) occurs after the actual annual incentive bonus to be paid with respect to a plan year has been determined but before such bonus has been paid, such bonus shall be paid immediately in cash, (ii) if a Change in Control occurs after the end of the plan year but before the amount of the actual bonus to be paid has been determined, such bonus shall be immediately determined and paid in cash, and (iii) if a Change in Control occurs during the year, a pro-rata portion of the bonus shall immediately be paid, with the performance criteria deemed to have been satisfied at the midpoint between the threshold and maximum levels.
The Company has a Key Employee Retention Plan for certain members of senior management other than Mr. McKim and has entered into Severance Agreements with each of Mr. Battles and Mr. Gerstenberg. Each of the NEOs, in order to receive severance payments, must sign a severance agreement and a confidentiality and non-competition agreement under which, among other matters, such participant agrees not to compete with the Company for a specified period following termination of employment. Under the Key Employee Retention Plan, upon a termination of employment other than for death, Disability, or Cause and not related to a Change of Control (each as defined in the Key Employee Retention Plan and the severance agreement), each covered executive is eligible to receive continued payment to the executive of base salary for one year and continued medical, dental, life insurance, and other benefits, if any, for up to 12 months following termination of employment and, if the employee has not obtained other employment, up to $15,000 in outplacement benefits. Under the Severance Agreements with Mr. Battles and Mr. Gerstenberg, upon a termination of employment other than for death, Disability, or Cause and not related to a Change of Control (as each is defined in the applicable Severance Agreement), each Co-CEO is eligible to receive continued payment of base salary for 24 months and an amount equal to the average of the last two cash bonuses the executive received over the two years immediately prior to the year in which severance has occurred, paid over 24 months. In addition to such severance, each of Mr. Battles and Mr. Gerstenberg is eligible for continued medical, dental, life insurance, and other benefits, if any, for up to 24 months following termination of employment.
Under the Key Employee Retention Plan or the Severance Agreements, as applicable, in the event of a Change of Control, an eligible executive who participates in the Key Employee Retention Plan will receive the same severance benefits as those described above (but the cash payments will be payable in a lump sum) if either (i) the executive does not receive a position equal to the position that the executive held prior to the Change of Control or (ii) the executive accepts a position with the successor corporation after the Change of Control, and, within one year of the Change in Control, (1) the executive’s employment is terminated other than for Cause or (2) the executive's position is changed by the Company or its successor so as not to be equal to his or her position prior to the Change of Control.
Under the Company’s 2020 Stock Incentive Plan, upon the occurrence of a Reorganization Event (as defined in the 2020 Stock Incentive Plan) involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the restricted stock award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock awards then outstanding shall automatically be deemed terminated or satisfied. In addition, under the 2020 Stock Incentive Plan, any stock option or stock appreciation right granted one year or more prior to a Change-in-Control (as defined in the 2020 Stock Incentive Plan) that is neither assumed nor substituted for by the acquirer in connection with any such Change-in-Control shall become fully vested and exercisable immediately prior to the Change-in-Control. Any stock option or stock appreciation right granted less than one year prior to the Change-in-Control that is neither assumed nor substituted for by the acquirer in connection with the Change-in-Control shall, to the extent not previously vested and exercisable, become vested and exercisable immediately prior to the Change-in-Control as to a pro-rated portion of the number of shares originally subject to such award and such award shall terminate with respect to all remaining shares subject thereto. For purposes of determining the number of shares that will become fully vested and exercisable under any performance-based award that is neither assumed nor substituted by the acquirer in connection with any such Change-in-Control, the target level of achievement shall be deemed to apply. Under the 2020 Stock Incentive Plan all outstanding awards other than stock options and stock appreciation rights that are assumed or substituted by the acquirer in connection with such Reorganization Event will become fully vested and all restrictions on such awards will lapse if the participant’s employment is terminated at any time during the 24‑months period following the Reorganization Event either (i) by the acquirer without Cause (as defined in the 2020 Stock Incentive Plan) or (ii) by the participant for Good Reason (as defined in the 2020 Stock Incentive Plan). Any such award that is neither assumed nor substituted by the acquirer in connection with the Change-in-Control shall become fully vested and all restrictions shall be released immediately prior to the Change-in-Control.
Report of the Compensation and Human Capital Committee
The following independent directors, who constitute the Compensation and Human Capital Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2025 annual meeting.

Alison A. Quirk, Chair John T. Preston Lauren C. States John R. Welch Robert J. Willett

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table
For 2024 our NEOs are Michael L Battles and Eric W. Gerstenberg, our Co-Chief Executive Officers and Co-Presidents, Eric J. Dugas, Executive Vice President and Chief Financial Officer, Jeroen Diderich, President, Environmental Sales and Services, Alan S. McKim, Executive Chairman and Chief Technology Officer, and Sharon M. Gabriel, Executive Vice President and Chief Information Officer, the three other most highly compensated executive officers of the Company and its subsidiaries who were employed by the Company as of December 31, 2024. The following table sets forth information regarding fiscal years 2024, 2023, and 2022 compensation for our NEOs, except fiscal years 2022 for Mr. Dugas and Ms. Gabriel and fiscal years 2023 and 2022 for Mr. Diderich as they were not NEOs in those respective years.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Michael L. Battles	2024	900,000	—	2,881,028	1,493,831	11,186	5,286,045
Co-Chief Executive Officer and	2023	810,000	—	2,931,746	1,168,875	6,691	4,917,312
Co-President	2022	540,000	—	922,088	785,279	5,052	2,252,419
Eric W. Gerstenberg	2024	900,000	—	2,881,028	1,493,831	7,986	5,282,845
Co-Chief Executive Officer and	2023	831,250	—	2,931,746	1,168,875	6,672	4,938,543
Co-President	2022	625,000	—	2,193,743	1,058,896	5,290	3,882,929
Eric J. Dugas	2024	425,000	—	353,181	589,513	7,658	1,375,352
Executive Vice President and	2023	399,750	—	145,738	480,571	4,560	1,030,619
Chief Financial Officer
Jeroen Diderich (5)	2024	386,278	100,000	2,382,490	869,431	101,232	3,839,431
President, Environmental Sales
and Services
Alan S. McKim	2024	900,000	—	—	1,493,831	16,354	2,410,185
Executive Chairman and	2023	991,250	—	—	1,287,386	17,928	2,296,564
Chief Technology Officer	2022	1,265,000	—	1,199,998	3,758,430	17,928	6,241,356
Sharon M. Gabriel	2024	450,000		897,511	625,989	4,422	1,977,922
Executive Vice President and	2023	410,003	—	140,645	483,595	4,250	1,038,493
Chief Information Officer
(1)    The respective principal position of each NEO is stated as of December 31, 2024.
(2)    Represents the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in determining these values, see Note 17, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. With respect to the performance-based restricted stock grants, the value in the table above is based on the probable outcome of the applicable performance conditions as of the grant date, which was 50% for 2024. The grant date value of performance-based restricted stock awards granted in 2024 assuming the maximum achievement of the performance conditions is as follows: Mr.. Battles - $747,790 and Mr. Gerstenberg - $747,790, Mr. Dugas - $457,098, and Ms. Gabriel - $483,854. Mr. Diderich and Mr. McKim were not granted performance-based awards in 2024.
(3)    Amounts reported in the Non-Equity Incentive Plan Compensation represent annual cash incentive awards pursuant to the MIP, as such plans have been described in the accompanying Compensation Discussion and Analysis – Performance-Based Cash Bonuses. The Company did not have any non-equity incentive plan, long-term cash incentive plan, pension plan, or deferred compensation plan under which any of the NEOs participated in the periods presented.
(4)    Amounts consist of matching 401(k) Plan contributions, Company contributions to health savings plans and group term life insurance benefits, all of which are available to all other full-time employees on a nondiscriminatory basis. Mr. Diderich’s value also includes $96,154 in relocation benefits paid in 2024.
(5)     Mr. Diderich joined the Company in May 2024 and in conjunction with his employment he received a $100,000 sign-on cash bonus which is presented in the “Bonus” column above, time-based restricted shares valued at approximately $2.4 million presented in the “Stock Awards” column above and the relocation benefits noted in footnote (4) to facilitate his relocation from Ohio to Massachusetts which is included in the “All Other Compensation” column above.

Grants of Plan-Based Awards
The following table sets forth, for each of the NEOs, (i) the threshold, target, and maximum potential cash bonuses, subject to achievement of certain Company and/or individual performance criteria in 2024, and (ii) the time-vesting shares and performance-based shares granted during 2024 under the Company’s 2020 Stock Incentive Plan. The actual amounts of the cash bonuses paid for 2024 under the MIP to each of the NEOs are presented in the Non-Equity Incentive Plan Compensation column in the 2024 Summary Compensation Table above. During 2024, the only equity awards made to the NEOs were the time-vesting and performance-based shares presented in the following table, and no stock options, stock appreciation rights, or similar equity awards were issued, repriced, or otherwise modified during 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael L. Battles	N/A	540,000	1,350,000	2,025,000
	2/1/2024				2,166	4,332	4,332		373,895
	2/1/2024							14,524	2,507,133

Eric W. Gerstenberg	N/A	540,000	1,350,000	2,025,000
	2/1/2024				2,166	4,332	4,332		373,895
	2/1/2024							14,524	2,507,133

Eric J. Dugas	N/A	408,000	552,500	637,500
	2/1/2024				1,324	2,648	2,648		228,549
	2/1/2024							722	124,632

Jeroen Diderich	N/A	600,000	812,500	937,500
	6/1/2024							11,000	2,382,490

Alan S. McKim	N/A	540,000	1,350,000	2,025,000

Sharon M. Gabriel	N/A	432,000	585,000	675,000
	1/1/2024							3,000	523,530
	2/1/2024				1,402	2,803	2,803		241,927
	2/1/2024							765	132,054
(1)    Amounts include both the Annual MIP Bonus and the SEIP Bonus as discussed in Compensation Discussion and Analysis-Performance-Based Cash Bonuses above. SEIP Bonuses are included at 100% of potential achievement in all columns.
(2)    The amounts reported represent the threshold, target, and maximum number of performance-based restricted shares granted to NEOs in 2024. These awards will vest and be earned only if certain performance goals are achieved as described in the Compensation Discussion and Analysis - Long-Term Equity Incentives above.
(3)    The grant date fair values of restricted stock awards are computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in determining these values, see Note 17, “Stock-Based Compensation,” to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The values reported for the performance based restricted stock awards represent the grant date fair values of such stock awards assuming the probable outcome of the performance conditions. The values of such awards assuming the maximum achievement of the applicable performance conditions are reported in footnote 2 to the 2024 Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held at December 31, 2024 by each of the NEOs, which consisted of (i) unvested time-vesting restricted shares, (ii) performance-based restricted shares for which the performance goals had been satisfied but remained subject to vesting based on continued employment requirements, and (iii) performance-based restricted shares for which the performance goals had not yet been satisfied but remained eligible for potential future vesting upon satisfaction of both performance goals and continued employment requirements.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (1) ($)	Equity Incentive Plan Awards:
					Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
Michael L. Battles	7/1/2020	1,030	(2)	237,044	—		—
	7/1/2021	1,185	(2)	272,716	—		—
	7/1/2021	3,081	(3)	709,061	—		—
	2/7/2022	2,792	(2)	642,551	—		—
	2/7/2022	4,354	(4)	1,002,030	—		—
	2/1/2023	17,960	(5)	4,133,314	—		—
	2/1/2023	1,952	(6)	449,233	—		—
	2/1/2024	14,524	(5)	3,342,553	—		—
	2/1/2024	2,166	(7)	498,483	1,083	(8)	249,242

Eric W. Gerstenberg	7/1/2021	2,331	(3)	536,456	—		—
	2/7/2022	6,262	(9)	1,441,137	—		—
	2/7/2022	3,295	(4)	758,311	—		—
	2/1/2023	17,960	(5)	4,133,314	—		—
	2/1/2023	1,952	(6)	449,233	—		—
	2/1/2024	14,524	(5)	3,342,553	—		—
	2/1/2024	2,166	(7)	498,483	1,083	(8)	249,242

Eric J. Dugas	7/1/2020	343	(2)	78,938	—		—
	7/1/2021	395	(2)	90,905	—		—
	7/1/2021	1,448	(3)	333,243	—		—
	2/7/2022	1,005	(2)	231,291	—		—
	2/7/2022	2,211	(4)	508,840	—		—
	6/1/2022	1,667	(10)	383,643	—		—
	2/1/2023	1,116	(2)	256,836	—		—
	2/1/2023	1,193	(6)	274,557	—		—
	2/1/2024	722	(2)	166,161	—		—
	2/1/2024	1,324	(7)	304,705	662	(8)	152,353

Jeroen Diderich	6/1/2024	11,000	(10)	2,531,540	—		—

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (1) ($)	Equity Incentive Plan Awards:
					Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
Alan S. McKim	7/1/2021	5,551	(3)	1,277,507	—		—
	2/7/2022	7,847	(4)	1,805,909	—		—

Sharon M. Gabriel	7/1/2020	343	(2)	78,938	—		—
	7/1/2021	494	(2)	113,689	—		—
	7/1/2021	987	(3)	227,148	—		—
	2/7/2022	1,272	(2)	292,738	—		—
	2/7/2022	2,797	(4)	643,702	—		—
	2/1/2023	1,077	(2)	247,861	—		—
	2/1/2023	1,151	(6)	264,891	—		—
	1/1/2024	3,000	(10)	690,420	—		—
	2/1/2024	765	(2)	176,057	—		—
	2/1/2024	1,402	(7)	322,656	701	(8)	161,328
(1)    The market or payout value of the restricted stock is computed using the closing stock price as of December 31, 2024, the last trading day of 2024, of $230.14.
(2)    Represents an annual grant of time-vesting shares that vest 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversaries of the grant date.
(3)    Represents shares earned under performance-based awards that vest ratably on July 1, 2025 and July 1, 2026.
(4)    Represents shares earned under performance-based awards that vest ratably on March 15, 2025, March 15, 2026, and March 15, 2027.
(5)    Represents an annual grant of time-vesting shares that vest 20% per year on each anniversary of the grant date starting with the first anniversary.
(6)    Represent shares earned under performance-based awards that vest ratably on March 15, 2025, March 15, 2026, March 15, 2027, and March 15, 2028.
(7)    Represent shares earned under performance-based awards that vest ratably on March 15, 2025, March 15, 2026, March 15, 2027, March 15, 2028, and March 15, 2029.
(8)    Represents 2024 performance-based awards for which the performance criteria have not been achieved at the threshold level of achievement.
(9)    Represents an annual grant of time-vesting shares that vests ratably on the anniversary of the grant date over three years.
(10)    Represents a grant of time-vesting shares vesting ratably on the anniversary of the grant date over three years.
Option Exercises and Stock Vested
The Company has not granted any stock options to its NEOs for more than ten years. The following table shows for each NEO the aggregate number of restricted shares that vested during 2024, including time-based shares and performance-based shares, and the value of those shares upon vesting based on the closing price of the Company's common stock on the vesting date. The low and high closing prices of the Company's common stock in 2024 were $162.06 and $263.39, respectively. The closing price on December 31, 2024, the last trading day of 2024, was $230.14.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael L. Battles	12,751	2,570,698
Eric W. Gerstenberg	22,284	4,415,286
Eric J. Dugas	5,163	1,100,548
Jeroen Diderich	—	—
Alan S. McKim	5,392	1,103,858
Sharon M. Gabriel	2,687	562,240

Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts which would potentially become payable for each of the NEOs (subject to certain conditions, including compliance with terms of severance agreements) under existing plans and arrangements if the executive's employment had been terminated in certain circumstances or if a dissolution or liquidation had occurred on December 31, 2024. These potential payments reflect the executive's level of compensation and term of service as of December 31, 2024 and the restricted share awards are valued using the closing stock price as of December 31, 2024, the last trading day of the year, of $230.14.
.

Name	Termination Without Cause not in Connection with a Change of Control ($)	Involuntary Termination in Connection with a Change of Control (1) ($)	Death or Disability ($)	Dissolution or Liquidation ($)
Michael L. Battles
Base Salary (2)	1,800,000	1,800,000	—	—
Performance Based Cash Bonus (3)	2,470,908	2,470,908	2,470,908	—
Stock Awards (4)	—	11,785,469	2,658,807	11,785,469
Other Compensation (5)	59,011	59,011	—	—
Eric W. Gerstenberg
Base Salary (2)	1,800,000	1,800,000	—	—
Performance Based Cash Bonus (3)	2,607,717	2,607,717	2,607,717	—
Stock Awards (4)	—	11,657,972	2,242,484	11,657,972
Other Compensation (5)	62,151	62,151	—	—
Eric J. Dugas
Base Salary (2)	425,000	425,000	—	—
Performance Based Cash Bonus (3)	589,514	589,514	589,514	—
Stock Awards (4)	—	2,933,825	1,421,345	2,933,825
Other Compensation (5)	25,952	25,952	—	—
Jeroen Diderich
Base Salary (2)	386,278	386,278	—	—
Performance Based Cash Bonus (3)	869,433	869,433	869,433	—
Other Compensation (5)	26,299	26,299	—	—
Alan S. McKim
Performance Based Cash Bonus (3)	1,493,831	1,493,831	1,493,831	—
Stock Awards (4)	—	3,083,416	3,083,416	3,083,416
Sharon M. Gabriel
Base Salary (2)	450,000	450,000	—	—
Performance Based Cash Bonus (3)	625,988	625,988	625,988	—
Stock Awards (4)	—	3,380,757	1,458,397	3,380,757
Other Compensation (5)	25,841	25,841	—	—
(1)    Assumes that restricted stock awards are assumed in connection with a Change of Control.
(2)     Base salary payments are made over a one year period (two years for the Co-CEOs) in accordance with the Key Employee Retention Plan and/or severance agreements, provided, however, that base salary payments are made to the Co-CEOs in the event of an involuntary termination with a Change of Control are payable in a lump sum. Mr. McKim is not a participant in the Key Employee Retention Plan.
(3)    The MIP Bonus payment is calculated based on the level of achievement of the relevant performance criteria for 2024 as determined by the C&HC Committee on March 7, 2024 and is payable in a lump sum. For Mr. Battles and Mr. Gerstenberg, the severance agreements also provide for the a bonus payment in the amount of the average of the last two cash bonuses the executive received.
(4)     Assumes restricted stock awards are assumed in connection with the Change of Control and assumes target level for any unearned performance-based awards. Upon death or Disability, the 2020 Stock Plan accelerates vesting for earned performance-based awards only.
(5)     Other compensation represents continued medical, dental, vision and life insurance benefits which were provided to the employee at termination in accordance with the Key Employee Retention Plan or applicable severance agreement. Amounts are estimated based upon 2024 benefit costs (24 months for Mr. Battles and Mr. Gerstenberg and 12 months for Mr. Dugas, Mr. Diderich and Ms. Gabriel) and were annualized for Mr. Diderich as he began employment with the Company on May 20, 2024.

CEO Pay Ratio Information
The SEC requires disclosure of the relationship between the annual total compensation of our Chief Executive Officer (“CEO”) and our median employee. For 2024, the average annual total compensation of our Co-CEOs was $5,284,445. The annual total compensation of the median employee identified was $83,761, resulting in a CEO pay ratio of approximately 63:1.
To calculate the ratio above, we used the same median employee that we had identified as of December 31, 2023 because there have been no significant changes in the employee population or compensation arrangements that would significantly impact the pay ratio this year. Our median employee has been identified from a list of Company active employees located in the United States, Canada and India, whether employed on a full-time, part-time or temporary basis as of December 31, 2023, excluding our Co-CEOs. We converted the 2023 earnings of each listed employee to U.S. Dollars at an appropriate exchange rate for non-U.S. employees, and annualized for any full-time or part-time employee who did not work for the Company for the entire year. We did not apply any cost-of-living adjustments, nor did we use any form of statistical sampling.
For the 2024 pay ratio calculation, we recalculated the median employee’s compensation for 2024 in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table, and then compared the 2024 compensation of such median employee to the average 2024 compensation of our Co-CEOs as reported in the Summary Compensation Table earlier in this proxy statement. In their roles as Co-CEOs, Mr. Battles and Mr. Gerstenberg have the same annual total compensation (other than a small difference in their All Other Compensation amounts).

Appendix A: Reconciliation of GAAP Measure to Corresponding Non-GAAP Measure
The Company reports financial results in accordance with accounting principles generally accepted in the United States. We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information about the Company’s operating performance and liquidity but should not be considered as an alternative to the GAAP measure.
We define Adjusted EBITDA as net income, as determined in accordance with GAAP, plus accretion of environmental liabilities, stock-based compensation, depreciation and amortization, net interest expense, loss on early extinguishment of debt, loss (gain) on sale of businesses, and provision for income taxes, and excluding other transactions not deemed representative of fundamental Company results and other expense (income), net. The table below reconciles net income to Adjusted EBITDA:

	For the years ended December 31,
(in thousands)	2024	2023
Net income	$402,299	$377,856
Accretion of environmental liabilities	13,456	13,667
Stock-based compensation	27,981	20,703
Depreciation and amortization	400,922	365,761
Kimball startup costs	4,343	—
Other income, net	1,454	(2,315)
Loss on early extinguishment of debt	371	2,880
Interest expense, net of interest income	134,964	108,595
Provision for income taxes	131,144	125,423
Adjusted EBITDA	$1,116,934	$1,012,570
We define Adjusted Free Cash Flow as net cash from operating activities less additions to property, plant, and equipment plus proceeds from sales or disposals of fixed assets, each as determined in accordance with GAAP. When necessary, management adjusts for the cash impact of items derived from non-operating activities. The table below is a reconciliation from net cash from operating activities to Adjusted Free Cash Flow:

	For the years ended December 31,
(in thousands)	2024	2023
Net cash from operating activities	$777,771	$734,552
Additions to property, plant and equipment	(432,241)	(422,300)
Proceeds from sale and disposal of fixed assets	9,099	9,650
Kimball startup costs	3,253	—
Adjusted Free Cash Flow	$357,882	$321,902

Appendix B: Financial Performance Measures Used in Incentive Compensation Plans
Definitions for 2024 Incentive Compensation
The table below defines the financial performance metrics solely for 2024 incentive plan purposes.

Plan	Metric	Calculation

Annual Cash Incentives	Revenue	Represents consolidated Total Revenues (a GAAP Measure). For incentive compensation, actual results exclude the impacts of acquisitions, severance, and integration, including, for 2024, the acquisitions of Noble and Hepaco, both of which were acquired in March 2024 and not final when the incentive targets were approved.

	Adjusted EBITDA	Represents consolidated Adjusted EBITDA (a non-GAAP measure defined and reconciled in Appendix A). For incentive compensation, actual results exclude the impacts of acquisitions, severance, and integration, including, for 2024, the acquisitions of Noble and Hepaco, both of which were acquired in March 2024 and not final when the incentive targets were approved.

Adjusted Free Cash Flow
Represents Adjusted Free Cash Flow (a non-GAAP measure defined and reconciled in Appendix A). For incentive compensation, actual results exclude the impacts of acquisitions, severance, and integration, including for 2024, the acquisitions of Noble and Hepaco, both of which were acquired in March 2024 and not final when the incentive targets were approved.

Long-term Incentive Plan (“LTIP”)	Adjusted EBITDA Margin	Represents consolidated Adjusted EBITDA (a non-GAAP measure defined and reconciled in Appendix A) divided by Revenue (a GAAP measure). Actual results exclude the impacts of acquisitions, severance, and integration. For the performance awards granted in 2024, the results used for measuring incentive compensation exclude the acquisitions of Noble and Hepaco, both of which were acquired in March 2024 and not final when the incentive targets were approved. For the performance awards granted in 2023, the results used for measuring incentive compensation also exclude the acquisition of Thompson Industrial which was acquired in March 2023 and therefore not final when the incentive targets were approved.

	Adjusted Return on Invested Capital (“ROIC”)	Represents consolidated Adjusted EBITDA (a non-GAAP measure defined and reconciled in Appendix A) less (i) depreciation expense (a GAAP measure) and (ii) an assumed income tax expense calculation using a blended statutory rate of 30% and applied to Adjusted EBITDA less depreciation. The resulting measure is then divided by the sum of the average stockholders’ equity and debt obligation balances for the year, less average excess cash. Average debt obligations include the liabilities associated with finance leases. Excess cash is considered amounts of cash and short-term marketable securities held by the Company in excess of $100 million. Actual results exclude the impacts of acquisitions, severance, and integration. For the performance awards granted in 2024, the results used for measuring incentive compensation exclude the acquisitions of Noble and Hepaco, both of which were acquired in March 2024 and the related issuance of debt to fund the acquisitions as these transactions were not final when the incentive targets were approved. For the performance awards granted in 2023, the results used for measuring incentive compensation also exclude the acquisition of Thompson Industrial which was acquired in March 2023 and therefore not final when the incentive targets were approved.

Reconciliation of Results for Annual Incentive Performance Measures:
In applying the definitions and calculations above, the incentive compensation measures presented in this proxy statement differ from the corresponding measures reported in the Company’s quarterly earnings, predominately due to the impact of acquisitions, severance and integration costs which were not final when the incentive targets were set and approved. The following table reconciles the amounts previously disclosed by the Company to those used in determining the 2024 incentive compensation achievement, as applicable (numbers in thousands, except for percentages):

	Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Adjusted Free Cash Flow
As reported amounts	$5,889,952	$1,116,934	19.0%	$357,882
2024 Acquisitions, severance and integration costs	(338,198)	(26,931)		35,614
As adjusted for the 2024 Cash and LTIP Awards	$5,551,754	$1,090,003	19.6%	$393,496
2023 Acquisitions, severance and integration costs	(121,900)	(15,640)
As adjusted for the 2023 LTIP Award	$5,429,854	$1,074,363	19.8%
The Adjusted ROIC calculation below is consistent with the definition above and is adjusted to exclude the impact of acquisition, severance, and integration costs which were not final when the incentive targets were set and approved (in thousands, except for percentages):

	For 2024 Awards	For 2023 Awards
Adjusted EBITDA	$1,090,003	$1,074,363
Depreciation	334,841	329,946
Operating Cash Taxes	226,549	223,325
	$528,613	$521,092

Average Invested Capital per definition	$4,296,481	$4,181,100

Adjusted ROIC	12.3%	12.5%

PAY VERSUS PERFORMANCE
In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), the following information is being provided to illustrate the relationship between the Compensation Actually Paid (calculated in accordance with Item 402(v) of Regulation S-K) to our NEOs and certain financial performance measures of the Company. For information regarding how the C&HC Committee makes its compensation decisions, see Compensation Discussion and Analysis and Advisory Vote on Executive Compensation earlier in this proxy statement.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our principal executive officer (“PEO”) and other NEOs for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, and our financial performance for each of such fiscal years as computed in accordance with SEC rules. Specifically, the table includes the Summary Compensation Table (“SCT”) Totals and Compensation Actually Paid (“CAP”) for compensation to our PEOs and an average for our Non-PEO NEOs.

	PEO McKim (1)			Co-PEO Battles (1)		Co-PEO Gerstenberg (1)		Average SCT Total for Non-PEO NEOs(3)(4) ($)	Average CAP to Non-PEO NEOs(3)(9) ($)	Value of Initial Fixed $100 Investment Based On:
Year	SCT Total(2) ($)	Z	CAP(9) ($)	SCT Total(2) ($)	CAP(9) ($)	SCT Total(2) ($)	CAP(9) ($)			TSR(5) ($)	Peer Group TSR(6) ($)	Net Income ('000)(7) ($)	Adjusted EBITDA ('000)(8) ($)
2024	—		—	5,286,045	8,062,035	5,282,845	8,209,001	2,399,973	2,991,475	268.28	191.06	402,299	1,116,934
2023	2,296,564		3,620,475	4,917,312	9,168,758	4,938,543	10,246,152	1,344,687	3,379,706	203.46	162.24	377,856	1,012,570
2022	6,241,356		6,773,049	—	—	—	—	2,755,014	3,349,545	133.07	131.73	411,744	1,022,128
2021	5,612,724		6,601,096	—	—	—	—	2,931,679	3,736,275	116.35	150.50	203,247	676,606
2020	3,828,532		3,661,166	—	—	—	—	2,343,696	2,262,282	88.75	117.07	134,837	573,804
(1)    During the period from January 1, 2023 through March 31, 2023 and for all of 2022, 2021, and 2020, the Company had one PEO, namely Alan S. McKim. Effective March 31, 2023, Michael L. Battles (who had previously served as the Company's Chief Financial Officer) and Eric. W. Gerstenberg (who had previously served as the Company's Chief Operating Officer) were appointed as the Company's Co-Chief Executive Officers, and served concurrently in that capacity for the remainder of 2023 and for all of 2024.
(2)    The dollar amounts reported in this column are the amounts of total compensation reported for Mr. McKim, Mr. Battles or Mr. Gerstenberg in the “Total” column of the Summary Compensation Table for years in which they held the role of PEO.
(3)    For 2024, the Non-PEO NEOs whose average compensation is reported in this column included Eric J. Dugas, Jeroen Diderich, Mr. McKim, and Sharon M. Gabriel. For 2023, the Non-PEO NEOs whose average compensation is reported in this column include Mr. Dugas, Ms. Gabriel, Brian P. Weber, and Robert E. Speights. For each of 2022 and 2021 the Non-PEO NEOs whose average compensation is reported in this column include Mr. Battles, Mr. Gerstenberg, Mr. Weber, and Mr. Speights. For 2020, the Non-PEO NEOs whose average compensation is reported in this column include Mr. Battles, Mr. Gerstenberg, Mr. Weber, and Ms. Gabriel.
(4)    The dollar amounts reported in this column are the average of the Non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table.
(5)    Reflects total shareholder return (“TSR”) based on a fixed investment of $100 on January 2, 2020.
(6)    Represents the weighted peer group TSR based on a fixed investment of $100 on January 2, 2020. In 2024, we reassessed our peers to create a new a custom peer group that more closely aligns with the breadth and size of our current operations and reflects changes of ownership in private transactions. For each of the five fiscal years presented in the table above, the peer group was comprised of ABM Industries Incorporated, Advanced Drainage Systems, Inc., APi Group Corporation, Chemed Corporation, Darling Ingredients, Inc., Ecolab Inc., EMCOR Group, Inc., Enviri Corporation, GFL Environmental, Inc., Huntsman Corporation, Iron Mountain Incorporated, KBR, Inc, Republic Services, Inc., Rollins, Inc., Stericycle Inc., Tetra Tech, Inc., The Chemours Company, Waste Connections, Inc., and Waste Management, Inc. The prior peer group was comprised of ABM Industries Incorporated, Advanced Drainage Systems, Inc., Chemed Corporation, Darling Ingredients, Inc., Emcor Group, Inc., Enviri Corporation, GFL Environmental, Inc., Healthcare Services Group, Inc., Huntsman Corporation, Iron Mountain Incorporated, KBR, Inc, Quanta Services, Inc., Republic Services, Inc., Rollins, Inc., Stanley Black & Decker, Inc., Stericycle, Inc., Tetra Tech, Inc., Waste Connections, Inc., and Waste Management, Inc. The Peer Group TSR values have been recast to reflect the current peer group for each of 2023, 2022, 2021, and 2020. The TSR of the peer group used in 2023 for 2023, 2022, 2021, and 2020 was 172.43, 138.62, 153.53 and 116.53 respectively.

(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(8)    Adjusted EBITDA is defined and reconciled to the Company’s net income in Appendix A: Reconciliation of GAAP Measure to Corresponding Non-GAAP Measures earlier in this proxy statement.
(9)    CAP is calculated in accordance with the Item 402(v) of Regulation S-K. Reconciliations of Summary Compensation Table data to CAP for fiscal 2024, 2023, 2022, 2021, and 2020 for the PEOs and the Non-PEO NEOs are included in the table below Mr. McKim was not a PEO during 2024 and accordingly, there are no amounts included in that column of the PEO (Alan S. McKim) table. Mr. McKim is a Non-PEO NEO in 2024 so his amounts are included therein.

	PEO (Alan S. McKim)
Year	2024	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$—	$2,296,564	$6,241,356	$5,612,724	$3,828,532
Less: Grant Date Fair Value of Stock Awards (from Summary Compensation Table)	—	—	1,199,998	1,293,846	1,406,079
Add:	—
Change in Fair Value of Awards Granted During Year and Outstanding and Unvested as of Year-End	—	—	1,492,575	1,384,608	1,835,380
Change in Fair Value of Prior Year Awards Unvested as of Year-End	—	1,134,728	159,314	150,020	(218,891)
Change in Fair Value of Prior Year Awards that Vested During Year	—	189,183	79,802	747,590	(377,776)
Total Additions to Compensation Actually Paid	—	1,323,911	1,731,691	2,282,218	1,238,713
Compensation Actually Paid	$—	$3,620,475	$6,773,049	$6,601,096	$3,661,166

	Co-PEO (Michael L. Battles)
Year	2024	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$5,286,045	$4,917,312	$—	$—	$—
Less: Grant Date Fair Value of Stock Awards (from Summary Compensation Table)	2,881,028	2,931,746	—	—	—
Add:
Change in Fair Value of Awards Granted During Year and Outstanding and Unvested as of Year-End	4,339,520	5,086,269	—	—	—
Change in Fair Value of Prior Year Awards Unvested as of Year-End	1,799,853	1,250,254	—	—	—
Change in Fair Value of Prior Year Awards that Vested During Year	345,520	846,669	—	—	—
Change in Fair Value of Prior Year Awards that Forfeited During Year	(827,875)	—	—	—	—
Total Additions to Compensation Actually Paid	5,657,018	7,183,192	—	—	—
Compensation Actually Paid	$8,062,035	$9,168,758	$—	$—	$—

	Co-PEO (Eric W. Gerstenberg)
Year	2024	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$5,282,845	$4,938,543	$—	$—	$—
Less: Grant Date Fair Value of Stock Awards (from Summary Compensation Table)	2,881,028	2,931,746	—	—	—
Add:
Change in Fair Value of Awards Granted During Year and Outstanding and Unvested as of Year-End	4,339,520	5,086,268	—	—	—
Change in Fair Value of Prior Year Awards Unvested as of Year-End	1,769,034	1,792,496	—	—	—
Change in Fair Value of Prior Year Awards that Vested During Year	526,505	1,360,591	—	—	—
Change in Fair Value of Prior Year Awards that Forfeited During Year	(827,875)	—	—	—	—
Total Additions to Compensation Actually Paid	5,807,184	8,239,355	—	—	—
Compensation Actually Paid	$8,209,001	$10,246,152	$—	$—	$—

	Average of Non-PEO NEOs
Year	2024	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$2,399,973	$1,344,687	$2,755,014	$2,931,679	$2,343,696
Less: Grant Date Fair Value of Stock Awards (from Summary Compensation Table)	908,296	342,733	1,371,984	1,604,777	1,308,804
Add:
Change in Fair Value of Awards Granted During Year and Outstanding and Unvested as of Year-End	1,204,668	1,281,296	1,706,493	1,643,335	1,909,616
Change in Fair Value of Prior Year Awards Unvested as of Year-End	429,686	844,916	325,300	543,138	(179,536)
Change in Fair Value of Prior Year Awards that Vested During Year	113,946	251,540	(65,278)	318,653	(346,796)
Change in Fair Value of Prior Year Awards that Forfeited During Year	(248,502)	—	—	(95,753)	(155,894)
Total Additions to Compensation Actually Paid	1,499,798	2,377,752	1,966,515	2,409,373	1,227,390
Compensation Actually Paid	$2,991,475	$3,379,706	$3,349,545	$3,736,275	$2,262,282
Graphical Description of Pay Versus Performance
In accordance with the SEC's PVP rules, we are also providing the following graphical illustrations of the relationship between the information presented in the Pay Versus Performance Table above. The following chart sets forth the relationship between Compensation Actually Paid to the PEO (which, for years when more than one individual held the role, represents the average of the total annual compensation paid for those PEOs), and, on average, to the other NEOs, and the Company’s TSR and that of our peer group over the five most recently completed fiscal years.
PEO and Average Other NEO Compensation Actually Paid Versus Clean Harbors TSR

$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($ millions)
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return (TSR)
$3.7
$2.3
$6.6
$3.7
$6.8
$3.3
$7.7
$3.4
$8.1
$3.0
2020
2021
2022
2023
2024
PEO
NEO Average
TSR
Peer TSR

The following chart sets forth the relationship between Compensation Actually Paid to the PEO (which, for years when more than one individual held the role, represents the average of the total annual compensation paid for those PEOs), and on average to the other NEOs, and the Company's net income during the five most recently completed fiscal years.
PEO and Average Other NEO Compensation Actually Paid Versus Clean Harbors Net Income

$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($ millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
Net Income ($ millions)
$3.7
$2.3
$6.6
$3.7
$6.8
$3.3
$7.7
$3.4
$8.1
$3.0
2020
2021
2022
2023
2024
PEO
NEO Average
Net Income

The following chart sets forth the relationship between Compensation Actually Paid to the PEO (which, for years when more than one individual held the role, represents the average of the total annual compensation paid for those PEOs), and, on average, the other NEOs and the Company's Adjusted EBITDA during the five most recently completed fiscal years.
PEO and Average Other NEO Compensation Actually Paid Versus Clean Harbors Adjusted EBITDA

$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($ millions)
$1,200
$1,000
$800
$600
$400
$200
$-
Adjusted EBITDA ($ millions)
$3.7
$2.3
$6.6
$3.7
$6.8
$3.3
$7.7
$3.4
$8.1
$3.0
2020
2021
2022
2023
2024
PEO
NEO Average
Adjusted EBITDA

Tabular List of Performance Measures
The following table lists, in no particular order, the five financial performance measures, plus one non-financial measure, (TRIR) which the Company believes were the most important measures linking the total compensation actually paid to Company performance for 2024. See “Compensation Discussion and Analysis” above in this proxy statement for a description of how those measures were calculated for such fiscal year and for a broader understanding of how the Company's compensation program aligns with its compensation philosophy and objectives.

Performance Metrics
Adjusted EBITDA
Adjusted EBITDA Margin
Adjusted Free Cash Flow
Adjusted Return on Invested Capital
Revenue
TRIR

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3 on Proxy Form)

Selection of the Company's Independent Registered Public Accountant
Under applicable law and the procedures adopted by the Company's Board, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm for each fiscal year. The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as the Company's independent registered public accounting firm for the year ending December 31, 2025. Deloitte has previously served as the Company's independent registered public accounting firm commencing with the year ended December 31, 2005. In deciding to engage Deloitte, each year the Audit Committee reviews auditor independence, qualifications, performance, and the existing commercial relationships with Deloitte. The Audit Committee decided that Deloitte has no commercial relationship with the Company that would impair its independence. The Audit Committee believes selection of Deloitte is in the best interest of the Company and its shareholders. Representatives of Deloitte are expected to participate in the annual meeting to respond to appropriate questions and have the opportunity to make a statement if they so desire.
The Audit Committee chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead the audit of Clean Harbors and adheres to the rotation requirements as required by the Securities and Exchange Committee. Throughout the year, the Audit Committee chair meets one on one with the lead engagement partner to promote candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain Audit Committee meetings to discuss the status of the audit and any other relevant matters.
The Board acknowledges that shareholder ratification of the Audit Committee's selection of the independent registered public accounting firm is not required by law; however, as has been our historical practice, the Audit Committee's selection of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2025 is being submitted for ratification by the shareholders at the annual meeting because the Board has determined that such ratification is a matter of good corporate governance. If this proposal is not approved at the annual meeting, the Audit Committee may reconsider its selection of Deloitte. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Audit and Related Fees
The total fees, including out-of-pocket expenses, billed to the Company by Deloitte for the two years ended December 31, 2024 and 2023 were as described in the following table:

	2024	2023
Audit Fees	$3,393,513	$3,242,259
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,895	1,895
	$3,395,408	$3,244,154
Audit Fees in both years consisted of fees for the audit of Clean Harbors consolidated annual financial statements and the effectiveness of its internal control over financial reporting, the review of interim financial statements in Clean Harbor’s quarterly reports on Form 10-Q, and services that are typically provided by independent auditors for those fiscal years, including other SEC filings.
Audit-Related Fees would include fees and expenses for assurance and related services that would be reasonably related to the performance of the audit or review of the Company's financial statements for the period and would not be reported above under “Audit Fees.” For the years presented above, Deloitte has not provided any such services.
Tax Fees would include fees and expenses for services provided by Deloitte’s tax division except those related to the audit. These would include tax compliance, tax planning, and tax advice. For the years presented above, Deloitte has not provided any such services.
All Other Fees include fees and expenses for services which do not fall within the categories described above. In the two years ended December 31, 2024 and 2023, the fees disclosed under this category included a subscription to Deloitte's Accounting and Research Tool.

The Audit Committee has established procedures designed to ensure that all audit and permitted non-audit services provided by the Company's independent registered public accounting firm are pre-approved by the Audit Committee. Each year the Audit Committee approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fee. All of the services described above for the years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee.
The Audit Committee also monitors the Company's compliance with restrictions put in place to continue to ensure that the services provided by the Company's independent registered public accounting firm are consistent with the maintenance of that firm's independence in the conduct of its audit functions.
Audit Committee Report
The Audit Committee assists the Board of Directors in its oversight responsibilities related to the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the identification and oversight of the Company’s risk assessment and risk management process. The Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on the Company’s website.
The Audit Committee comprises the four directors named below. The Board has determined that each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the New York Stock Exchange applicable to membership on audit committees). In addition, the Board has determined, based upon their education and experience, that each of Marcy L. Reed and Andrea Robertson is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended.
The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm. The Company's independent registered public accounting firm is responsible for expressing opinions on the Company's financial statements prepared in accordance with generally accepted accounting principles and on the Company's internal controls over financial reporting based on the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has discussed with the Company's independent registered public accounting firm, which was Deloitte for 2024 and 2023, the matters that are required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and Rule 2-07 of Regulation S-X of the SEC - “Communication with Audit Committees.” The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee has also discussed with Deloitte its independence from Clean Harbors and its management, including communications from Deloitte required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.” Deloitte has not provided any non-audit related in either 2024 and 2023 that require to be considered by the Audit Committee in their conclusion of auditor independence.
Based on the considerations referred to above, the Audit Committee recommended to the Board that the financial statements audited by Deloitte for the years ended December 31, 2024 and 2023 be included in the Company's Annual Report on Form 10-K for 2024, and the Audit Committee has appointed Deloitte as the Company's independent registered public accounting firm for 2025. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Marcy L. Reed, Chair
Karyn Polito
Andrea Robertson
Shelley Stewart, Jr.
Ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 will require the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and voted on such proposal. Abstentions and broker non-votes will not have any impact on the outcome of this proposal. Unless otherwise specified therein, shares represented by the accompanying form of proxy will be voted at the meeting in favor of such ratification. The Board recommends that shareholders vote “FOR” such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below describes the “beneficial ownership” (as that term is defined in applicable SEC rules) of the Company's common stock as of March 24, 2025, by (i) each of the Company's directors, two principal executive officers, principal financial officer and each other current executive officer who was a “Named Executive Officer” for 2024 as described under “Compensation Discussion and Analysis - Summary Compensation Table” above in this proxy statement, and (ii) all of the Company's current directors and executive officers as a group. Except as described in footnote (1) below, the Company understands that each named owner has sole voting and dispositive power with respect to the specified shares. The address of each director and executive officer listed below is c/o Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061.

Name of Beneficial Owner	Number of Shares		Percent of Class
Alan S. McKim	2,590,680	(1)	4.8%
Michael L. Battles	82,429		*
Eric J. Dugas	20,707		*
Jeroen Diderich	15,312		*
Sharon M. Gabriel	28,291		*
Edward G. Galante	24,020		*
Eric W. Gerstenberg	59,695		*
Karyn Polito	2,226		*
John T. Preston	5,603		*
Alison A. Quirk	3,082		*
Marcy L. Reed	5,128		*
Andrea Robertson	9,935		*
Lauren C. States	11,918		*
Shelley Stewart, Jr.	3,082		*
John R. Welch	11,863		*
Robert J. Willett	8,587		*
All current directors and executive officers as a group (21 persons)	3,045,446		5.6%
_______________________
*    Less than 1%
(1)    Includes 2,433,265 shares of common stock over which Alan S. McKim held sole voting power and sole dispositive power and 157,415 shares of common stock over which Alan S. McKim, as a co-trustee of trusts for the benefit of Mr. McKim and his family, held shared voting power and shared dispositive power.

The following table shows each person or entity which, to the Company's knowledge, as of March 24, 2025, “beneficially owned” (as that term is defined in applicable SEC rules) 5% or more of the total of 54,202,256 shares of common stock then outstanding.

Name and Address	Number of Shares		Percent
The Vanguard Group	4,779,072	(1)	8.8%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	4,393,473	(2)	8.1%
50 Hudson Yards
New York, NY 10001

Wellington Management Group LLP	3,654,929	(3)	6.7%
280 Congress Street
Boston, MA 02210
_________________________
(1) Based solely on a review of the Schedule 13G/A filed with the SEC on February 13, 2024. As reported on that Schedule 13G/A, as of December 29, 2023, The Vanguard Group beneficially owned, in the aggregate 4,779,072 shares of common stock, of which such entity held shared voting power as to 17,775 shares, sole dispositive power as to 4,706,995 shares, and shared dispositive power as to 72,077 shares.
(2) Based solely on a review of the Schedule 13G/A filed with the SEC on January 25, 2024. As reported on that Schedule 13G/A, as of December 31, 2023, BlackRock, Inc. beneficially owned, in the aggregate, 4,393,473 shares of common stock, of which such entity held sole voting power as to 4,198,502 shares and sole dispositive power as to 4,393,473 shares.
(3) Based solely on a review of Schedule 13G/A filed with the SEC on February 8, 2024. As reported on that Schedule 13G/A, as of December 29, 2023, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holding LLP beneficially owned, in the aggregate, 3,654,929 shares of common stock, of which such entities held shared voting power as to 2,944,758 shares and shared dispositive power as to 3,654,929 shares. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, and Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

SHAREHOLDER PROPOSALS
Proposals which qualified shareholders intend to present at the 2026 Annual Meeting and request be included in the Company’s proxy statement for that meeting in accordance with Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be delivered to the Company prior to the close of business on December 12, 2025 Any such proposal must be delivered to the Company’s Secretary at Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office. Shareholders are referred to Rule 14a-8 for a description of the relevant requirements for proposal submission. In addition, any shareholders which intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the requirements of Rule 14a-19(b) under the Exchange Act and provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2026.
Shareholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2026 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide advance written notice. Such notice must be delivered to the Company’s Secretary at the address set forth above (i) in the case of director nominations, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made, whichever is earlier, or (ii) in the case of other proposed business, no later than December 22, 2025 (or if the annual meeting is called for a date not within 30 days before or after the anniversary date of the prior year's meeting, no later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made, whichever is earlier). The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the Company's By-Laws as currently in effect is available over the Internet at the SEC's website at http://www.sec.gov as Exhibit 3.4D to the Company's Current Report on Form 8-K filed on March 16, 2022, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to shareholders and proxy statement, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office, telephone: 781-792-5000. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
OTHER INFORMATION
Copies of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including the financial statements and financial statement schedule, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the Company's website (www.cleanharbors.com) as soon as reasonably practicable after the Company electronically files the material with or furnishes it to the SEC. The Company's filings are also available on the website maintained by the SEC at www.sec.gov. The Company's Corporate Governance Guidelines, the charters of the Committees of the Board, and Code of Conduct, which applies to all of the Company's directors, employees and officers, including the Co-Chief Executive Officers and the Chief Financial Officer, are also available on the Company's website. Printed copies of these materials are available free of charge to shareholders who request them in writing from Clean Harbors, Inc., 42 Longwater Drive, Norwell, Massachusetts 02061, Attention: Executive Office. Information on or otherwise accessible through the Company's or SEC's website is not a part of or incorporated by reference into this proxy statement.

OTHER MATTERS

Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.
In addition to historical information, this proxy statement may contain forward-looking statements, which are generally identifiable by the use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” “potential” or similar expressions. Such statements are based upon the beliefs and expectations of our management as of the date of this proxy statement only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties and those items identified in our Annual Report on Form 10-K under Item 1A, “Risk Factors,” and Item 7, “Management’s Discussion and Analysis on Financial Condition and Results of Operations.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should also carefully review the risk factors described in the other documents which we file from time to time with the SEC, including our quarterly reports on Form 10-Q to be filed during 2025.
THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY TELEPHONE, VIA THE INTERNET, OR BY MAIL AS DESCRIBED IN THE E-PROXY NOTICE, PROXY CARD OR VOTING INSTRUCTIONS WHICH YOU RECEIVED.

CleanHarbors

CLEAN HARBORS, INC.
ATTN: KATIE CRAIG
42 LONGWATER DRIVE
P.O. BOX 9149
NORWELL, MA 02061-9149

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Michael L. Battles 02) Eric W. Gerstenberg 03) Andrea Robertson 04) Lauren C. States 05) Robert J. Willett

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in the Company's definitive proxy statement.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000672335_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CLEAN HARBORS, INC.
Annual Meeting of Shareholders
May 21, 2025
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Eric J. Dugas, Lisa R. Haddad, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of common stock of Clean Harbors, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Wednesday, May 21, 2025, at the Company's training facility at 101 Philip Drive, Norwell, Massachusetts, or any adjournment or postponement thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his or her own discretion, upon such other matters as may properly come before the meeting.

This proxy, properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted (i) FOR the election of all Class III director nominees, and FOR proposals 2 and 3, and will be voted in the discretion of the proxies named herein with respect to any additional matter as may properly come before the meeting or any adjournment or postponement thereof.

YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Continued and to be signed on reverse side

0000672335_2 R1.0.0.2